UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

INTERNATIONAL MONEY EXPRESS, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF THE 2022 ANNUAL MEETING

OF STOCKHOLDERS

TO BE HELD ON JUNE 24, 2022

May 13, 2022

Dear Fellow Stockholders:

We are pleased to inform you that our 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) will be held on Friday, June 24, 2022, at 11:00 a.m., Eastern Time, at the Miami Marriott Dadeland, 9090 S. Dadeland Blvd., Miami, FL 33156 or via remote communication as more fully described below.

The agenda of the 2022 Annual Meeting will be the following items of business, which are more fully described in this proxy statement:

Agenda Item		Board Vote Recommendation

1.	To elect three Class I directors to serve for a term of three years or until their respective successors are duly elected and qualified.	“FOR”

2.	To ratify the appointment of BDO USA, LLP as Intermex’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	“FOR”

3.	Such other business as may properly be brought before the 2022 Annual Meeting, and at any adjournments or postponements of the 2022 Annual Meeting.	NOT APPLICABLE

All stockholders as of the close of business on May 4, 2022, our record date, are cordially invited to attend the 2022 Annual Meeting in person or by remote communication, as more fully described below. Please read this proxy statement carefully to ensure that you have proper evidence of stock ownership as of May 4, 2022, as we will not be able to accommodate guests without such evidence at the 2022 Annual Meeting.

Stockholders of record at the close of business on May 4, 2022 will receive our proxy materials. Beneficial owners of our common stock at the close of business on May 4, 2022 will receive these proxy materials on behalf of their brokers, banks or other intermediaries through which they hold shares. These proxy materials are being distributed to you on or about May 13, 2022.

Your vote is very important. Whether or not you plan to attend or participate in the 2022 Annual Meeting, we encourage you to read the proxy statement and vote as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2022 Annual Meeting and Procedural Matters” and the instructions on the enclosed proxy card or the proxy materials you receive from your broker, bank or other intermediary.

Thank you for your ongoing support of Intermex.

By Order of the Board of Directors,

Robert Lisy

Chairman, Chief Executive Officer and President

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING AND PROCEDURAL MATTERS

INTERNATIONAL MONEY EXPRESS, INC.

9480 S. Dixie Highway Miami, Florida 33156

PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with the rules of the SEC, we are furnishing our proxy materials, including this proxy statement and our 2021 Annual Report included on Form 10-K, to our stockholders via the Internet. During the week of May 13, 2022, we will mail to certain of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) that contains instructions on how to access our proxy materials on the Internet and how to vote. Other stockholders, in accordance with their prior requests, will receive an email with instructions on how to access our proxy materials and vote, or will be mailed paper copies of our proxy materials and a proxy card or voting form. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice of Internet Availability.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 24, 2022

The 2022 Proxy Statement and 2021 Annual Report to Stockholders are available online at:

●	https://www.proxyvote.com; and
●	https://investors.intermexonline.com/investor-relations.

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING AND PROCEDURAL MATTERS

Q:	Why am I receiving these proxy materials?

A:         The Board of Directors (the “Board” or “Board of Directors”) of International Money Express, Inc. (the “Company,” “Intermex,” “we,” “us” or “our”) is providing to you these proxy materials. We are doing this in order to solicit voting proxies for use at the Intermex’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), to be held on Friday, June 24, 2022, at 11:00 a.m., Eastern Time, and at any adjournment or postponement thereof. If you are a stockholder of record and you submit your proxy to us, you direct certain of our officers to vote your shares of Intermex common stock in accordance with the voting instructions in your proxy. If you are a beneficial owner and you follow the voting instructions provided in the notice you receive from your broker, bank or other intermediary, you direct such organization to vote your shares in accordance with your instructions. These proxy materials are being distributed to you on or about May 13, 2022. As a stockholder, you are invited to attend the 2022 Annual Meeting and we request that you vote on the proposals described in this proxy statement. The proxy materials are also available at https://www.proxyvote.com.

2022 Proxy Statement	1

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING AND PROCEDURAL MATTERS

Q:	Can I attend the 2022 Annual Meeting?

A:       You may attend the 2022 Annual Meeting if, on May 4, 2022 (the “Record Date”), you were a stockholder of record or a beneficial owner. If you attend the meeting in person, you will be asked to show photo identification and the following:

●	If you are a stockholder of record, your paper proxy card; or
●	If you are a beneficial owner, the proxy materials you received from your broker, bank or other intermediary, or a printed statement from such organization or online access to your brokerage or other account, showing your stock ownership on the Record Date.

We will not be able to accommodate guests without proper evidence of stock ownership as of the Record Date at the 2022 Annual Meeting, including guests of our stockholders. The meeting will begin promptly at 11:00 a.m., Eastern Time and you should leave ample time for the check-in procedures.

We continue to monitor the ongoing COVID-19 pandemic and are sensitive to the public health and travel concerns of our stockholders, directors and management, as well as the protocols that federal, state, and local governments have imposed in response to COVID-19 and any additional protocols they may impose if current efforts to reduce the transmission of COVID-19 and its variants become ineffective. If we are legally permitted to hold the 2022 Annual Meeting in person, we intend to follow applicable federal, state and local guidelines for social gatherings and may impose additional restrictions on anyone who chooses to attend the 2022 Annual Meeting in person in order to ensure the health and safety of all those in attendance. Please monitor our press releases, filings with the Securities and Exchange Commission and our corporate website at www.intermexonline.com for updated information.

Q:	Where is the 2022 Annual Meeting?

A:        The 2022 Annual Meeting will be held at the Miami Marriott Dadeland, 9090 S. Dadeland Blvd., Miami, FL 33156 or via remote communication as more fully described herein. Stockholders may request directions to the 2022 Annual Meeting by calling (305) 671-8000 or by visiting https://investors.intermexonline.com/investor-relations.

Q: Could emerging developments regarding the coronavirus (COVID-19) pandemic affect our ability to hold an in-person 2022 Annual Meeting?

A:       We continue to monitor the situation regarding the ongoing coronavirus pandemic closely. If it is not legally permissible or advisable to hold the 2022 Annual Meeting in person, we will hold the 2022 Annual Meeting at the date and time set forth in the notice to stockholders in virtual form via the Internet.

In such event, we will make a public announcement as soon as practicable prior to the 2022 Annual Meeting, which announcement shall contain instructions on how to attend, participate in and vote at the virtual 2022 Annual Meeting, including how to demonstrate your ownership of our stock as of the record date. Please note you will only be able to participate in the 2022 Annual Meeting by means of remote communication if the Company decides to hold a virtual annual meeting, instead of holding an in-person meeting at the location set forth in the notice to stockholders. Please monitor our press releases, filings with the Securities and Exchange Commission and our corporate website at www.intermexonline.com for updated information. If you are planning to attend our 2022 Annual Meeting, please check our corporate website prior to the meeting date. As always, we encourage you to vote your shares prior to the 2022 Annual Meeting.

2	2022 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING AND PROCEDURAL MATTERS

Q:	Who is entitled to vote at the 2022 Annual Meeting?

A:        You may vote your shares of Intermex common stock if you owned your shares at the close of business on the Record Date. You may cast one vote for each share of common stock held by you as of the Record Date on all matters presented. See the questions entitled “How can I vote my shares in person at the 2022 Annual Meeting?” and “How can I vote my shares without attending the 2022 Annual Meeting?” below for additional details.

As of the Record Date, holders of common stock were eligible to cast an aggregate of 38,442,196 votes at the 2022 Annual Meeting.

Q: What is the difference between holding shares as a stockholder of record or as a beneficial owner?

A:      You are the “stockholder of record” of any shares that are registered directly in your name with Intermex’s transfer agent, Continental Stock Transfer & Trust Company. We have sent the proxy materials directly to you if you are a stockholder of record. As a stockholder of record, you may grant your voting proxy directly to Intermex or to a third party, or vote in person at the 2022 Annual Meeting or by using any of the voting methods described below in the question titled “How can I vote my shares without attending the 2022 Annual Meeting?”

You are the “beneficial owner” of any shares (which are considered to be held in “street name”) that are held on your behalf by a brokerage account or by a bank or another intermediary that is the stockholder of record for those shares. If you are a beneficial owner, you did not receive proxy materials directly from Intermex, but your broker, bank or other intermediary forwarded you proxy materials together with voting instructions for directing that organization how to vote your shares. You may also attend the 2022 Annual Meeting, but because a beneficial owner is not a stockholder of record, you may not vote in person at the 2022 Annual Meeting unless you obtain a “legal proxy” from the organization that holds your shares, giving you the right to vote the shares at the 2022 Annual Meeting.

Q:	How can I vote my shares in person at the 2022 Annual Meeting?

A:        You may vote shares for which you are the stockholder of record in person, or via the virtual meeting platform in the event of a virtual-only meeting, at the 2022 Annual Meeting. You may vote shares you hold beneficially in street name in person at the 2022 Annual Meeting only if you obtain a “legal proxy” from the broker, bank or other intermediary that holds your shares, giving you the right to vote the shares. Even if you plan to attend the 2022 Annual Meeting, we recommend that you also direct the voting of your shares as described below in the question titled “How can I vote my shares without attending the 2022 Annual Meeting?” so that your vote will be counted even if you later decide not to attend the 2022 Annual Meeting.

Q:	How can I vote my shares without attending the 2022 Annual Meeting?

A:       Whether you hold shares as a stockholder of record or a beneficial owner, you may direct how your shares are voted without attending the 2022 Annual Meeting by the following means:

(1) By Internet - If you received a Notice of Internet Availability by mail, you can submit your proxy or voting instructions over the Internet by following the instructions provided in the Notice of Internet Availability. If you received a Notice of Internet Availability or proxy materials by email, you may submit your proxy or voting instructions over the Internet by following the instructions included in the email. If you received a printed set of the proxy materials by mail, including a paper copy of the proxy card or voting instruction form, you may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form.

2022 Proxy Statement	3

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING AND PROCEDURAL MATTERS

(2) By mail - Complete, sign and date the proxy card where indicated and return it in the prepaid envelope included with the proxy card. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. If you are a beneficial owner of shares held in street name, you may vote by mail by completing, signing and dating the voting instructions in the notice provided by your broker, bank or other intermediary and mailing it in the accompanying pre-addressed envelope.

(3) By telephone - If you are a stockholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card you received if you received a printed set of the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone. Most stockholders who hold their shares in street name may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker, or other intermediary.

If your control number is not recognized, please refer to your proxy card or voting instruction form for specific voting instructions.

Q: How many shares must be present or represented to conduct business at the 2022 Annual Meeting?

A:       The stockholders of record of a majority of the shares entitled to vote at the 2022 Annual Meeting must either (1) be present in person at the 2022 Annual Meeting (which includes participation via remote communication pursuant to Intermex’s bylaws) or (2) have properly submitted a proxy in order to constitute a quorum at the 2022 Annual Meeting.

Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote, and therefore are included for the purposes of determining whether a quorum is present at the 2022 Annual Meeting. A broker “non-vote” occurs when an organization that is the stockholder of record that holds shares for a beneficial owner and that is otherwise counted as present or represented by proxy does not vote on a particular proposal because that organization does not have discretionary voting power under applicable regulations to vote on that item and has not received specific voting instructions from the beneficial owner.

Q:	What proposals will be voted on at the 2022 Annual Meeting?

A:       The proposals scheduled to be voted on at the 2022 Annual Meeting are:

●	The election of the three Class I directors listed in this proxy statement to serve for a term of three years or until their respective successors are duly elected and qualified;
●	The ratification of the appointment of BDO USA, LLP as Intermex’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and
●	Such other business as may properly be brought before the 2022 Annual Meeting, and at any adjournments or postponements of the 2022 Annual Meeting.

4	2022 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING AND PROCEDURAL MATTERS

Q:	What is the voting requirement to approve each of the proposals?

A:

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal One - Election of Three Class I directors	Plurality of the Shares Cast in Respect of the Shares Entitled to Vote and Present in Person or Represented by Proxy	No
Proposal Two - Ratification of the appointment of independent registered public accounting firm	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	Yes

Q:	How are votes counted?

A:        All shares entitled to vote and that are voted in person at the 2022 Annual Meeting will be counted, and all shares represented by properly executed and unrevoked proxies received prior to the 2022 Annual Meeting will be voted at the 2022 Annual Meeting as indicated in such proxies. You may vote “FOR” or “WITHHOLD” on each or all of the nominees for election as director (Proposal One) and “FOR,” “AGAINST” or “ABSTAIN” on Proposal Two.

With respect to Proposal One, Intermex’s bylaws provide that the affirmative vote of a plurality of the shares cast with respect to the shares entitled to vote and present in person or represented by proxy at the meeting of stockholders is required to elect a director, which means that the three nominees who receive the most affirmative votes will be elected to the Board of Directors. “Withhold” votes with respect to any director nominee do not count as votes cast and have no effect on the vote. Broker non-votes are not considered a “vote cast,” and will have no effect on the vote for Proposal One.

With respect to Proposal Two, the majority of the shares entitled to vote and present in person or represented by proxy is required to ratify the appointment of the independent registered public accounting firm. Abstentions with respect to Proposal Two will be deemed to be votes cast and have the same effect as a vote against such proposal. Because a broker, bank or other intermediary holding shares for a beneficial owner has discretion to vote on Proposal Two, broker non-votes will be counted for quorum purposes as discussed below.

Q: What is the effect of not casting a vote or if I submit a proxy but do not specify how my shares are to be voted?

A:       If you are the stockholder of record and you do not vote by proxy card or in person at the 2022 Annual Meeting, your shares will not be voted at the 2022 Annual Meeting. If you submit a proxy, but you do not provide voting instructions, your shares will be voted as recommended by the Board of Directors.

If you are a beneficial owner and you do not provide the organization that is the stockholder of record for your shares with voting instructions, the organization will determine if it has the discretionary authority to vote on the particular matter. Under applicable regulations, brokers and other intermediaries have the discretion to vote on “routine” matters, such as Proposal Two, but do not have discretion to vote on non-routine matters, such as Proposal One. Therefore, if you do not provide voting instructions to that organization, it may vote your shares only on Proposal Two and any other routine matters properly presented for a vote at the 2022 Annual Meeting.

2022 Proxy Statement	5

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING AND PROCEDURAL MATTERS

Q:	What is the effect of a broker non-vote?

A:        An organization that holds shares of Intermex’s common stock for a beneficial owner will have the discretion to vote on routine proposals, such as Proposal Two, if it has not received voting instructions from the beneficial owner at least ten days prior to the 2022 Annual Meeting. A broker non-vote occurs when a broker, bank or other intermediary that is otherwise counted as present or represented by proxy does not receive voting instructions from the beneficial owner and does not have the discretion to vote the shares. A broker non-vote will be counted for purposes of calculating whether a quorum is present at the 2022 Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal as to which that broker non-vote occurs. Thus, a broker non-vote will impact our ability to obtain a quorum for the 2022 Annual Meeting but will not otherwise affect the outcome of the votes on Proposal One or Proposal Two.

Q:	How does the Board of Directors recommend that I vote?

A:        The Board of Directors recommends that you vote your shares:

●	“FOR” the three nominees for election as Class I directors (Proposal One); and
●	“FOR” the ratification of the appointment of BDO USA, LLP as Intermex’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal Two).

Q:	What happens if additional matters are presented at the 2022 Annual Meeting?

A.        If any other matters are properly presented for consideration at the 2022 Annual Meeting, including, among other things, consideration of a motion to adjourn the 2022 Annual Meeting to another time or place, the persons named as proxy holders, Robert Lisy and Andras Bende, or any of them, will have discretion to vote the proxies held by him/them on those matters in accordance with his/their best judgment. Intermex does not currently anticipate that any other matters will be raised at the 2022 Annual Meeting.

6	2022 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING AND PROCEDURAL MATTERS

Q:	Can I change my vote after I have voted?

A:        If you are the stockholder of record, you may change your vote and revoke a proxy given pursuant to this solicitation at any time prior to its exercise by (1) submitting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the applicable voting methods described above in the question titled “How can I vote my shares without attending the 2022 Annual Meeting?”, (2) providing a written notice of revocation to Intermex’s Corporate Secretary at International Money Express, Inc., 9480 S. Dixie Highway, Miami, Florida 33156, prior to your shares being voted, or (3) attending the 2022 Annual Meeting and voting in person, or, in the event we hold a virtual-only annual meeting, participating in the 2022 Annual Meeting and voting via the virtual meeting platform, which, in each case, will supersede any proxy previously submitted by you. However, merely attending or participating in the meeting will not cause your previously granted proxy to be revoked unless you specifically request it.

If you are a beneficial owner of shares held in street name, you may generally change your vote by (1) submitting new voting instructions to your broker, bank or other intermediary or (2) if you have obtained a legal proxy from the organization that holds your shares giving you the right to vote your shares, by attending the 2022 Annual Meeting and voting in person. However, please consult that organization for any specific rules it may have regarding your ability to change your voting instructions. See also the information described above in the question titled “How can I vote my shares without attending the 2022 Annual Meeting?”.

Q:	What should I do if I receive more than one set of proxy materials?

A:         You may receive more than one set of proxy materials, including multiple copies of proxy cards or voting instruction cards. For example, if you are a beneficial owner with shares in more than one brokerage account, you may receive a separate notice or voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one set of proxy materials. Please complete, sign, date and return each Intermex proxy card or voting instruction card that you receive, and/or follow the voting instructions on each notice you receive, to ensure that all your shares are voted.

Q:	Is my vote confidential?

A:       Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Intermex or to third parties, except: (1) as necessary for applicable legal requirements, (2) to allow for the tabulation and certification of the votes and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to Intermex management.

Q:	Who will serve as inspector of election?

A:        The inspector of election will be Broadridge Financial Solutions, Inc.

Q:	Where can I find the voting results of the 2022 Annual Meeting?

A:         We will publish final voting results in our Current Report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission (“SEC”) within four (4) business days of the 2022 Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the 2022 Annual Meeting?

A:         Intermex will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to those beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means. These directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses incurred in doing so.

2022 Proxy Statement	7

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING AND PROCEDURAL MATTERS

Q: What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:        You may submit proposals, including recommendations of director candidates, for consideration at future stockholder meetings.

For inclusion in Intermex’s proxy materials - Stockholders may present proper proposals for inclusion in Intermex’s proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to Intermex’s Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2023 annual meeting of stockholders, stockholder proposals must be received by Intermex’s Corporate Secretary no later than January 13, 2023, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

To be brought at annual meeting - In addition, you can find in Intermex’s bylaws an advance notice procedure for stockholders who wish to present certain matters, including nominations for the election of directors, at an annual meeting of stockholders.

In general, Intermex’s bylaws provide that the Board of Directors will determine the business to be conducted at an annual meeting, including nominations for the election of directors, as specified in the Board of Directors’ notice of meeting or as properly brought at the meeting by the Board of Directors. However, a stockholder may also present at an annual meeting any business, including nominations for the election of directors, specified in a written notice properly delivered to Intermex’s Corporate Secretary within the Notice Period (as defined below), if the stockholder held shares at the time of the notice and the record date for the meeting. The notice must contain specified information about the proposed business or nominees and about the proponent stockholder. If a stockholder who has delivered such a notice does not appear to present his or her proposal at the meeting, Intermex shall not present the proposal for a vote.

The “Notice Period” is the period not less than 90 days nor more than 120 days prior to the one year anniversary of the date of the previous year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. As a result, the Notice Period for the 2023 annual meeting of stockholders will start on February 24, 2023 and end on March 26, 2023.

This is only a summary of the advance notice procedure. Complete details regarding all requirements that must be met are found in our bylaws. You can obtain a copy of the relevant bylaw provisions by writing to Intermex’s Corporate Secretary at our principal executive offices at 9480 S. Dixie Highway, Miami, Florida 33156 or by accessing Intermex’s filings on the SEC’s website at www.sec.gov.

In addition to satisfying the foregoing advance notice requirements, to comply with the universal proxy rules under the Exchange Act (which will be in effect for next year’s annual meeting), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 25, 2023.

8	2022 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING AND PROCEDURAL MATTERS

All notices of proposals by stockholders, whether or not requested for inclusion in Intermex’s proxy materials, should be sent to Intermex’s Corporate Secretary at our principal executive offices.

Q:	How may I obtain a separate copy of the proxy materials?

A:        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single annual report, proxy statement or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Thus, if you are a stockholder of record and share an address with another stockholder of record, each stockholder may not receive a separate copy of the proxy materials. If at any time a stockholder no longer wishes to participate in “householding,” such stockholder may request to receive separate or additional copies of the proxy materials by (1) notifying its broker or (2) calling our Investor Relations department at (305) 671-8005 or writing to International Money Express, Inc., 9480 S. Dixie Highway, Miami, Florida 33156, Attention: Investor Relations. Upon written or oral request of a stockholder at a shared address to which a single copy of this proxy statement and annual report was delivered, we will deliver promptly separate copies of these documents. Stockholders who share an address and receive multiple copies of the proxy materials can also request to receive a single copy by following the instructions above. The proxy materials are also available at https://www.proxyvote.com.

Q: How may I obtain a copy of the Company’s Annual Report on Form 10-K and other information about the Company?

A:     Additional information regarding the Company appears in our Annual Report on Form 10-K for the year ended December 31, 2021, a copy of which, including the financial statements and schedules thereto, but not the exhibits, accompanies this proxy statement. In addition, such report and the other reports we file with the SEC are available, free of charge, through the Investor Relations section of our website at https://www.intermexonline.com. Copies of our Annual Report on Form 10-K for the year ended December 31, 2021, including the financial statements and schedules thereto (without exhibits or documents incorporated by reference therein), may be obtained without charge, by contacting the Corporate Secretary in writing at International Money Express, Inc., 9480 S. Dixie Highway, Miami, Florida 33156.

Q:	How do I obtain a list of Intermex’s stockholders?

A:        A list of stockholders of record as of the Record Date will be available for inspection at our corporate headquarters located at 9480 S. Dixie Highway, Miami, Florida 33156, during normal business hours during the 10-day period immediately prior to the 2022 Annual Meeting. The list of stockholders will also be available to stockholders at the 2022 Annual Meeting.

Q:	Who has paid for this proxy solicitation?

A:         All expenses incurred about the solicitation of proxies, including the printing and mailing of this proxy statement should you request a printed copy of the proxy materials, will be borne by Intermex.

Q:	Who can help answer my questions?

A:        Please contact our Investor Relations department by calling (305) 671-8005 or by writing to International Money Express, Inc., 9480 S. Dixie Highway, Miami, Florida 33156, Attention: Investor Relations or investors@intermexonline.com.

2022 Proxy Statement	9

PROXY STATEMENT

PROPOSAL ONE / ELECTION OF THREE CLASS I DIRECTORS

PROPOSAL ONE —

ELECTION OF THREE CLASS I DIRECTORS

General

Our Board of Directors currently consists of eight members who are divided into three classes with staggered three-year terms. Our bylaws permit our Board of Directors to establish by resolution the authorized number of directors, and nine directors are currently authorized. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

Nominees for Class I Directors

Three candidates have been nominated for election as Class I directors at the 2022 Annual Meeting for a three-year term expiring in 2025. Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Bernardo Fernández, Laura Maydón and Justin Wender for election as Class I directors. Biographical information about each of the nominees is contained in the following section. A discussion of the qualifications, attributes and skills of each nominee that led our Board of Directors and the Nominating and Corporate Governance Committee to the conclusion that he or she should continue to serve as a director follows each of the director and nominee biographies.

If you are a stockholder of record and you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Messrs. Fernández and Wender and Ms. Maydón. Each of Messrs. Fernández and Wender and Ms. Maydón has accepted such nomination; however, in the event that a nominee is unable or declines to serve as a director at the time of the 2022 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors to fill such vacancy. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy card. If you are a beneficial owner holding your shares in street name and you do not give voting instructions to your broker, bank or other intermediary, that organization will leave your shares unvoted on this matter.

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Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF BERNARDO FERNÁNDEZ, LAURA MAYDÓN AND JUSTIN WENDER.

Information Regarding the Board of Directors and Director Nominees

Our Board is presently fixed at eight directors in accordance with the bylaws of the Company. The Board of Directors is divided into three classes designated as Class I, Class II and Class III. One class of directors is elected at each annual meeting of our stockholders for a term of three years. Each director holds office until his or her successor has been duly elected and qualified, or the director’s earlier resignation, death or removal. The term of the Board’s Class I directors expires at the 2022 annual meeting of stockholders, the term of the Class II directors expires at the 2023 annual meeting of stockholders, and the term of the Board’s Class III directors expires at the 2024 annual meeting of stockholders. Effective January 6, 2022, Kurt Holstein and Christopher Lofgren, each of whom served as a Board member since 2018 and 2019, respectively, retired from the Board, and acting on the recommendation of the Nominating and Corporate Governance Committee, the Board appointed Ms. Debra Bradford and Mr. Bernardo Fernández to fill the vacancies on the Board as a Class II and Class I director, respectively, effective January 7, 2022.

Set forth below are the name and age of each of the directors of the Company, positions with the Company, term of office as a director of the Company, and business experience during the past five years or more.

Name	Age	Position	Director Since	Director Class
Robert Lisy	64	Chief Executive Officer, President and Chairman of the Board of Directors	2018	III
Debra Bradford	63	Director	2022	II
Bernardo Fernández	60	Director	2022	I
Adam Godfrey	59	Director	2018	III
Laura Maydón	48	Director	2020	I
Michael Purcell	65	Lead Independent Director	2018	III
John Rincon	57	Director	2018	II
Justin Wender	53	Director	2018	I

Robert Lisy has served as a director of International Money Express, Inc. since 2018. Mr. Lisy served as a director of International Money Express Sub 2, LLC’s predecessor entities from 2009 to 2018. Mr. Lisy is the Chief Executive Officer, President, and Chairman of the Board of Directors of International Money Express, Inc. and its predecessors, which he joined in 2009. Mr. Lisy has more than 30 years of experience in the retail financial services and electronic payment processing industry in various positions, including three years as the Chief Marketing and Sales Officer of Vigo Remittance Corp., a money transfer and bill payments service in the United States and internationally, and over seven years at Western Union in various sales, marketing and operational positions of increasing responsibility. Mr. Lisy was a founding partner of Direct Express/Paystation America, which offered, among other things, prepaid debit cards to federal benefit recipients, where he served as Chief Operating Officer and on the board of directors. He was an integral part in the efforts to successfully sell Direct Express in 2000 to American Payment Systems. Mr. Lisy holds a bachelor’s degree in Finance from Cleveland State University. We believe that Mr. Lisy’s experience as the Chairman and Chief Executive Officer of Intermex coupled with his extensive operational experience in the retail financial services and remittance industries make him well qualified to serve as a director.

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Debra Bradford was appointed to the Board of Directors of International Money Express, Inc. effective January 7, 2022. Ms. Bradford is President and Chief Financial Officer of First American Payment Systems, a global solutions provider in merchant account services. She joined First American Payment Systems in 2001 and has served as President and Chief Financial Officer since 2008. Prior to joining First American Payment Systems, Ms. Bradford served as Senior Vice President and Chief Financial Officer of ACE Cash Express, Inc., a financial services retailer, and in various roles, including Chief Operating Officer, with IPS Card Solutions (formerly NTS, Inc.), a division of First Data Corporation. Ms. Bradford also serves on the Board of Directors and Audit Committee of Triumph Bancorp, Inc. (NASDAQ: TBK), which offers a diversified line of banking, payments and factoring services. Ms. Bradford holds a Bachelor’s of Science in Accounting degree from the University of Texas in Austin. She is a Certified Public Accountant and a member of the Texas Society of Certified Public Accountants. We believe that Ms. Bradford’s extensive professional experience in the financial services industry makes her well qualified to serve as a director.

Bernardo Fernández was appointed to the Board of Directors of International Money Express, Inc. effective January 7, 2022. Dr. Fernández is the Chief Executive Officer of Baptist Health Medical Group, a network of more than 250 physicians in multiple specialties spanning across several counties in south Florida, a position he has held since 2014. Before joining Baptist Health Medical Group, Dr. Fernández served as CEO and President of Cleveland Clinic Florida from 2006 to 2014, an academic health system. Dr. Fernández is also on the Board of Directors and the Audit & Risk Committee of U.S. Century Bank (NASDAQ: USCB), which offers a wide range of financial products and services. In addition, he serves on the board of trustees for St. Thomas University and the board of advisors of the Health Network Foundation, and is a member of the Orange Bowl Committee and the East Ridge Corporate Advisory Board. Dr. Fernández holds a Master’s in Business Administration degree from the University of Miami, and is also a graduate of the Wharton School of Business Executive Development Program. He received his medical degree from the Ponce School of Medicine in Ponce, Puerto Rico. Dr. Fernández is the holder of the John and Margaret Krupa Distinguished Chair, is Board-certified by the American Board of Vascular Medicine and is a Fellow of the Society of Vascular Medicine and the American College of Physicians. We believe that Dr. Fernández’s extensive professional experience as an executive of various entities as well as his experience as a board member of a financial institution make him well qualified to serve as a director.

Adam Godfrey has served as a director of International Money Express, Inc. since 2018. Mr. Godfrey served as a director of the Company’s predecessor entity from 2006 to 2017. Mr. Godfrey is a Managing Partner of Stella Point Capital, which he co-founded in 2012. Stella Point Capital is a New York-based private equity firm focused on industrial, consumer and business services investments. Mr. Godfrey is an investment professional and has sourced and managed numerous investments for Stella Point Capital. Previously, Mr. Godfrey spent nearly 19 years with Lindsay Goldberg and its predecessor entities, which he joined in 1992. Mr. Godfrey was a Partner at the firm and served on the board of directors of 12 portfolio companies during his time with Lindsay Goldberg. Currently, he serves on the board of directors of SPC Velir, LP, Vereco Holdings, LLC, Autoagent Holdings LLC, American Orthodontics Corporation, and publicly traded Schneider National, Inc. (NYSE: SNDR), on which he currently also serves as Chairman of the board of directors and a member of the corporate governance committee. Mr. Godfrey holds a bachelor’s degree from Brown University and a master’s degree in business administration from the Tuck School of Business at Dartmouth. We believe that Mr. Godfrey’s extensive investment management and transactional experience coupled with his experience serving as the chairman of a publicly traded company and on the boards of directors of other companies make him well qualified to serve as a director.

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Laura Maydón has served as a director of International Money Express, Inc. since 2020. Ms. Maydón is co-founder and partner of Ascendo, a venture capital firm providing inclusive access to equity capital for overlooked scalable companies. Ascendo invests in early-stage companies led by exceptional Black or Latin or female founders nationwide. Ms. Maydón was the founding Managing Director and CEO for Endeavor Miami, an entrepreneurial accelerator for scale-ups, which she co-founded and led from September 2013 to June 2019, when she stepped away from day-to-day activities to serve for a year as a board member. She currently serves as mentor of the organization. From 2003 to 2013, Ms. Maydón held a variety of positions of increasing responsibility at Visa (NYSE: V), ultimately serving from 2010 through 2013 as Senior Business Leader, Commercial Solutions, LATAM & Caribbean after having been Business Development Leader, LATAM & Caribbean from 2004 to 2010. She currently serves on the Board of Advisors for Sustalytics and NovoPayment, and also serves as an independent director on the board of Natural Fiber Welding. She is also a member of the Investment Committee of Salkantay Ventures and serves on the Advisory Boards of Musicasa and Novopayment, two tech companies. She holds a Master of Business Administration from Harvard Business School and a B.S in Economics from Instituto Tecnológico Autónomo de México. We believe that Ms. Maydón’s years of experience at Visa and Endeavor Miami and knowledge of digital financial and payment services, make her well-qualified to serve as a director.

Michael Purcell has served as a director of International Money Express, Inc. since 2018 and was appointed lead independent director for the Company on September 24, 2020. Mr. Purcell is a certified public accountant and became an independent business consultant following retirement in 2015. Mr. Purcell spent more than 36 years with Deloitte & Touche LLP (“Deloitte”), where he was an audit partner and the Philadelphia office leader of Deloitte’s middle-market and growth enterprise services. Mr. Purcell has served on the boards of directors of numerous companies and organizations, and currently serves as a director and member of the audit committee of publicly traded Tabula Rasa Healthcare, Inc. (NASDAQ: TRHC), CFG Bank, Hyperion Bank and several other for-profit and non-profit entities. He is a member of the American Institute of Certified Public Accountants and a former President of the Philadelphia Chapter of the Pennsylvania Institute of Certified Public Accountants. Mr. Purcell holds a bachelor’s degree from Lehigh University and a master’s degree in business administration from Drexel University. We believe that Mr. Purcell’s extensive public accounting experience coupled with his experience serving on boards of directors make him well qualified to serve as a director.

John Rincon has served as a director of International Money Express, Inc. since 2018. Mr. Rincon served as a director of the Company’s predecessor entity from 1994 to 2017. Mr. Rincon founded Intermex Wire Transfer, LLC in 1994 and served as its Chairman and President until 2006. Mr. Rincon has more than 20 years of experience in the money remittance and telecommunications industries, having held various management and supervisory positions prior to founding the Company. Mr. Rincon is the Chairman of Rincon Capital Partners, a private investment firm, which he founded in 2007. We believe that Mr. Rincon’s experience as the Company’s founder coupled with his extensive operational and transactional experience in the money remittance industry make him well qualified to serve as a director.

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Justin Wender has served as a director of International Money Express, Inc. since 2018. Mr. Wender served as a director of Interwire LLC, an affiliate of Stella Point Capital, from 2017 to 2018. Mr. Wender is a Managing Partner of Stella Point Capital, which he co-founded in 2012. Stella Point Capital is a New York-based private equity firm focused on industrial, consumer and business services investments. Mr. Wender is an investment professional and has sourced and managed numerous investments for Stella Point Capital. Mr. Wender serves as trustee of the Weitz Funds. Previously, Mr. Wender spent more than 17 years at Castle Harlan, which he joined in 1993. Mr. Wender served as President of the firm from 2006 to 2010, led the effort of raising two funds, and served on the board of directors of 11 portfolio companies during his time with Castle Harlan. Currently, he serves on the board of directors of SPC Velir, LP, Autoagent Holdings LLC, and Vereco Holdings, LLC, as well as on the boards of several educational and charitable organizations. Mr. Wender holds a bachelor’s degree from Carleton College and a master’s degree in business administration from the Wharton School at the University of Pennsylvania. We believe that Mr. Wender’s extensive investment management and transactional experience coupled with his experience serving on boards of directors make him well qualified as a director.

BOARD SKILLS AND EXPERIENCE
Qualification/Experience	Lisy	Godfrey	Wender	Rincon	Purcell	Maydón	Bradford	Fernández
Strategic Planning and Business Development	•	•	•	•	•	•	•	•
CEO/Executive Management & Leadership	•			•		•	•	•
Risk Oversight & Compliance	•			•	•		•
FinTech, Payments & Remittance Business	•	•	•	•	•	•	•
Digital Products & Innovation				•
Other Public Company Board Experience		•	•		•		•	•
Governmental, Regulatory and Public Policy
International/Emerging Markets Experience	•			•		•
Financial Literacy	•	•	•	•	•	•	•	•
Audit Committee Financial Expert				•	•		•
Technology/Cybersecurity
Corporate Governance		•	•		•	•	•	•
ESG & Sustainability								•
Talent Management	•	•	•	•		•	•	•

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Board Diversity Matrix (As of May 13, 2022)

Total Number of Directors:	8
	Female	Male
Part I: Gender
Directors	2	6
Part II: Demographic Background
Hispanic or Latinex	1	2
White	1	4

Relationships, Legal Proceedings and Arrangements

There is no family relationship between any of Company’s directors or executive officers and, to the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings which are required to be disclosed pursuant to the rules and regulations of the SEC. There are no arrangements between any director or executive officer of the Company and any other person pursuant to which he/she was, or will be, selected as a director or executive officer, respectively, except for certain Board designation rights provided to certain stockholders under the Shareholders Agreement as described below under the section captioned “Certain Related Party Transactions - Shareholders Agreement”.

See the sections below captioned “Corporate Governance” and “Director Compensation” for additional information regarding the Board of Directors.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

(ESG) INFORMATION

Our Company is committed to growing its business in a sustainable and socially responsible manner. Our Board and management team are committed to making a difference in the communities in which we operate and for the customers whom we serve. We also are proud of the support that our Company provides to the minority communities we serve, as well as our minority vendors and customers.

Intermex offers a vital service for immigrant communities by providing high-quality, reliable money remittances to Latin America and selected African and Asian countries. Our Company strives to provide the highest quality service to our customers while supporting and protecting the environment.

Our Company supports many minority business partners, who work with us as our agents, by providing remittance services solutions for their businesses, an additional source of revenue and by treating them honestly and ethically. Our Company is dedicated to serving the communities in which our agents are located and works to develop money transfer programs and services that benefit those agents and communities.

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Our Company is also committed to providing a good working environment by treating our employees fairly and with dignity. Intermex supports its employees and empowers them to find innovative ways to succeed in their positions. Our Company strives to provide employees with the required training and tools to be successful. Intermex also works to create an environment that allows our employees to prosper and increase in responsibility and job level. We invest in our workforce by offering a competitive total rewards package that in addition to a salary, includes performance incentives and comprehensive benefits that are intended to be competitive in the market and focused on the needs of our employees in order to attract and retain highly qualified talent. Our incentives are primarily measurable and performance-based, and are designed to align compensation to our business strategy and goals. We have enhanced our onboarding process and plan to further enhance learning and development programs to drive quicker integration, development and higher productivity of new employees, as well as the ongoing development of team members to ensure robust recruitment and retention.

During 2021, the well-being and health of our employees remained one of our top priorities, especially in light of the COVID-19 pandemic. We adjusted standard operating procedures within our business operations to ensure continued worker safety. These procedures included reconfiguring facilities to reduce employee density, expanding and increasing frequency of cleaning within facilities, adopting appropriate and mandated hybrid-mode work, distancing programs, providing weekly COVID-19 testing and encouraging employees to be vaccinated and to wear recommended personal protective equipment.

The following provides additional information regarding our efforts related to ESG matters.

ESG Highlights

Environmental

We utilize industry-leading sustainable data center partners, which contribute to a sustainable environment by:

●	Delivering highly efficient Power Usage Effectiveness scores above industry standards.
●	Designed with a Water Usage Effectiveness (WUE) of zero.
●	Utilizing facility-wide Energy Star efficiency-rated uninterruptible power supply (UPS) systems.
●	Implementation of NextGen SuperCRAC cooling to maximize efficiency.
●	Using proximity sensors to reduce energy usage.

●	Replacing thermostats in the Company’s headquarters location to provide efficient scheduling of HVAC units to reduce energy consumption and installed window films to reduce external heat impact.

Social

We support our employees, as demonstrated by:

●	Ensuring equal employment opportunity hiring practices.
●	Maintaining a diverse employee base. As of the date of this proxy statement, 96% of our U.S. team members identified themselves as racially or ethnically diverse. Also, 50% of our U.S. team identified themselves as female and females fill 21% of our senior leadership roles. In 2022, we intend to promote greater community involvement through philanthropic and volunteer efforts, with a focus on diversity, community improvement, and STEM programs.
●	Requiring anti-harassment training.

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●	Not reducing salaries, furloughing employees or implementing employee layoffs as a result of the COVID-19 pandemic.

Communities

We support our communities, as demonstrated by:

●	Maintaining a diverse base of sending agents. As of the date of this proxy statement, a majority of Intermex sending agents are minority-owned businesses and/or are located in neighborhoods with a high percentage of minority residents.
●	Providing additional revenue opportunities to Intermex sending agents that are involved in the communities in which they operate.

Governance

We have diverse representation on the Board and our directors are committed to excellent governance, as demonstrated by:

●	Timely completion of transition to an independent board.
●	Appointment of a Lead Independent Director.
●	Ensuring all members of the Company’s Audit, Compensation, and Nominating and Corporate Governance Committees are non-employee independent directors.
●	Three out of eight of our directors being ethnic minorities.
●	Two out of eight of our directors being female.
●	Adopting Corporate Governance Principles.

Compliance/Data Security

We maintain strong cyber integrity standards and respect the privacy of our customers, as demonstrated by:

●	Maintaining Company security policies that follow the government’s National Institute of Standards and Technology (“NIST”) framework and adhere to applicable legal standards.

●	Having our Board of Directors and Executive Management review and support our data security program and cybersecurity measures on an on-going basis.
●	Not having any material Company data breaches to date.
●	Having our Disaster Recovery/Business Continuity Plans reviewed and tested annually.
●	Requiring anti-money laundering training for all employees.

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CORPORATE GOVERNANCE

Director Independence

As a result of our common stock being listed on Nasdaq, we adhere to the rules of such exchange in determining whether a director is independent. Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that Debra Bradford, Bernardo Fernández, Laura Maydón, Michael Purcell and John Rincon are independent directors under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. Additionally, the Board determined that Kurt Holstein and Christopher Lofgren were independent during the period in which each served as a director during 2021 and 2022. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director had with the Company and all other facts and circumstances our Board of Directors deemed relevant in determining independence, including the beneficial ownership of our common stock by each non-employee director, and the transactions involving them. In addition, the Board of Directors appointed Mr. Purcell as the Lead Independent Director, effective September 2020.

Board, Committee and Annual Meeting Attendance

During 2021, the Board of Directors held ten meetings and acted by unanimous written consent on three instances. In 2021, all directors attended or participated in 92% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which such director served, in each case held during such director’s relevant period of service.

Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meeting of stockholders, we encourage, but do not require, our directors to attend. Two of our directors, our Chairman and CEO Robert Lisy and Laura Maydón, attended the 2021 Annual Meeting of Stockholders in person and the rest of our directors, attended remotely.

Committees of the Board of Directors

Intermex has established a separately standing audit committee, nominating and corporate governance committee and compensation committee.

Audit Committee Information

Intermex has established an Audit Committee comprised of independent directors. The Audit Committee consists of Messrs. Purcell, Fernandez and Rincon, with Mr. Purcell serving as its chairman. The Board has determined that each of the members of the Audit Committee is independent under Nasdaq’s listing rules and under Rule 10A-3(b)(1) of the Exchange Act.

The Audit Committee will at all times be composed exclusively of independent directors who are “financially literate” as defined under Nasdaq’s listing rules. The Nasdaq listing rules define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

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In addition, the Company is required to certify to Nasdaq that the Audit Committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board has determined that each of Messrs. Purcell, Fernandez and Rincon satisfies Nasdaq’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

The purpose of the Audit Committee is to, among other things, appoint, retain, set compensation of, and supervise our independent registered public accountants, review the results and scope of the audit and other accounting related services and review our accounting practices and systems of internal accounting and disclosure controls.

The Audit Committee held five meetings during the last fiscal year. The Audit Committee has a written charter that is available on the Company’s website at www.intermexonline.com. The information on this website is not a part of or incorporated into this proxy statement.

The Audit Committee Report is included in this proxy statement on page 42.

Compensation Committee Information

Intermex has a Compensation Committee consisting of Ms. Bradford, Ms. Maydon, and Messrs. Purcell and Rincon, with Mr. Purcell serving as its chairman. Our Board of Directors has determined that all of the members of the Compensation Committee are independent directors under the Nasdaq listing rules.

The purpose of the Compensation Committee is to, among other things, establish and review our general compensation philosophy, review and approve compensation paid to our officers and directors and to administer incentive compensation plans and programs, including authority to make and modify awards under such plans.

The Compensation Committee determines salaries, incentives and other forms of compensation for the Chief Executive Officer and our executive officers and reviews and makes recommendations to the Board with respect to director compensation. As part of its review and establishment of the performance criteria and compensation of executive officers, the Compensation Committee meets separately, at least on an annual basis, with the Chief Executive Officer, the Company’s principal human resources executive, and any other corporate officers, as it deems appropriate. The Compensation Committee also reviews and considers the competitiveness of the Company’s executive compensation as compared with the Company’s peer groups. The Compensation Committee meets without the presence of executive officers when approving or deliberating on executive officer compensation and the Chief Executive Officer may not be present during voting or deliberations of the Compensation Committee with respect to determination of his own compensation. The Compensation Committee reviews and authorizes the terms of employment agreements, severance agreements, and other material compensation agreements between Intermex and our executive officers, and reviews and recommends to the Board director’s and officer’s indemnification arrangements. In addition, the Compensation Committee administers our incentive compensation and equity-based plans, as well as oversees our stock ownership and retention policy.

The Compensation Committee may, in its discretion, delegate its duties and responsibilities to a subcommittee of the Compensation Committee as it deems appropriate and to the extent permitted by applicable law. Further, the Compensation Committee may, in its discretion, delegate its duties and responsibilities with respect to compensation of employees (other than compensation of executive officers) and broad-based benefit plans and programs as it seems appropriate to one or more officers of the Company.

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The Compensation Committee also has the sole discretion and authority, pursuant to its charter, to retain compensation consultants, outside legal counsel and other advisors or experts, as it deems appropriate, to assist it in carrying out its duties and responsibilities. The Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as the Compensation Committee’s independent compensation consultant for assistance with determining executive officer compensation targets and the design of the Company’s Employee Incentive Bonus Plan for fiscal years 2021 and 2022, determining director compensation for fiscal years 2021 and 2022 and the design of a peer group for compensation analysis. The Committee determined that no work performed by FW Cook during fiscal year 2021 raised a conflict of interest.

The Company has considered its compensation policies and practices for its employees and concluded that the policies and practices do not give rise to risks that are reasonably likely to have a material adverse effect on the Company. This conclusion was based on the assessment performed by the Company’s management and was reviewed by the Compensation Committee of the Company’s Board of Directors.

The Compensation Committee held four meetings and acted by unanimous written consent in one instance during the last fiscal year. The Compensation Committee has a written charter that is available on the Company’s website at www.intermexonline.com. The information on this website is not a part of or incorporated into this proxy statement.

Nominating and Corporate Governance Committee Information

Intermex has a Nominating and Corporate Governance Committee consisting of Ms. Bradford, Ms. Maydón and Messrs. Fernandez and Purcell, with Ms. Maydón serving as its chairman. Our Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent directors under the Nasdaq listing rules.

The Nominating and Corporate Governance Committee is responsible for, among other things, overseeing the selection of persons to be nominated to serve on our Board of Directors, overseeing the composition of the Board and its committees, evaluating the performance of the Board and developing and maintaining corporate governance policies and related matters delegated by the Board or required by federal securities laws or Nasdaq listing rules. Additionally, the Nominating and Corporate Governance Committee is responsible for Board oversight over the Company’s ESG matters and initiatives. Along with the Company’s management team, the Nominating and Corporate Governance Committee also oversees succession planning for the Chief Executive Officer and other key executive positions.

The Nominating and Corporate Governance Committee held six meetings during the last fiscal year. The Nominating and Corporate Governance Committee has a written charter that is available on the Company’s website at www.intermexonline.com. The information on this website is not a part of or incorporated into this proxy statement.

Guidelines for Selecting Director Nominees

The Nominating and Corporate Governance Committee considers persons identified by its members, management, stockholders, investment bankers and others.

The Nominating and Corporate Governance Committee has no specific minimum qualifications for director candidates. In general, however, the Nominating and Corporate Governance Committee considers a number of qualifications relating to management and leadership experience, background, integrity and professionalism, as well as the candidate’s ability to satisfy the Nasdaq and SEC’s independence requirements, in evaluating a person’s candidacy for membership on the Board of Directors. The Nominating and Corporate Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of Board members. The Nominating and Corporate Governance Committee does not distinguish among nominees recommended by stockholders and other persons.

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During 2021, the Board was actively seeking, and continues to actively seek, additional directors to satisfy Nasdaq and SEC independence requirements and to increase diversity among the directors, and as a result, Ms. Bradford and Mr. Fernandez joined the Board.

To recommend a director candidate for consideration, a stockholder should submit a written statement of the qualifications of the proposed nominee, including full name and address, to the Nominating and Corporate Governance Committee, c/o Intermex’s Corporate Secretary, 9480 S. Dixie Highway, Miami, Florida 33156. Refer to “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?” in the section above captioned “Questions and Answers About the 2022 Annual Meeting and Procedural Matters” for information regarding the procedures for stockholders to nominate candidates to the Board at an annual meeting of stockholders.

Board Leadership Structure and Board Role in Risk Oversight

Our Board of Directors is chaired by our Chief Executive Officer and President, Mr. Lisy. We combined the positions of Chief Executive Officer and Chairman of the Board because we believe it will provide a single, clear chain of command to execute our strategic initiatives and business plans and help to ensure that our Board and management act with a common purpose. In addition, we believe that a combined Chief Executive Officer/Chairman of the Board will be better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. We also believe that it is advantageous to have a Board Chairman with an extensive history with and knowledge of the Company, as is the case with our Chief Executive Officer. Further, the Board of Directors appointed Mr. Purcell as the Lead Independent Director, effective September 2020. The Lead Independent Director’s duties include serving as a liaison between the Chairman of the Board and the non-management directors; reviewing and approving Board meeting agendas, information sent to the Board and meeting schedules; reviewing Board committee agendas; overseeing the Board and Board committee self-evaluation process in concert with the Chair of the Nominating and Corporate Governance Committee; chairing independent sessions of non-management directors; presiding at Board meetings in the Chairman’s absence; having the ability to call Board meetings, executive sessions or meetings of non-management directors and such other reasonable duties that the Board may prescribe from time to time.

The Board of Directors is responsible for overseeing the major risks facing the Company while management is responsible for assessing and mitigating the Company’s risks on a day-to-day basis. In addition, the Board has delegated oversight of certain categories of risk to its three standing Committees. The Audit Committee reviews and discusses with management significant financial and nonfinancial risk exposures and the steps management has taken to monitor, control and report such exposures. In performing their oversight responsibilities, the Board and Audit Committee periodically discuss with management the Company’s policies with respect to risk assessment and risk management. The Compensation Committee oversees management of risks relating to the Company’s compensation plans and programs. The Nominating and Corporate Governance Committee reviews and discusses with management risks related to the Company’s ESG initiatives, including regarding climate change, human capital management, diversity, stakeholder relations, and health/safety, and emergency succession planning. The three Committees report to the Board as appropriate on matters that involve specific areas of risk that each Committee oversees.

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Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics for our directors, officers, employees and certain affiliates in accordance with applicable federal securities laws, a copy of which is available on the Company’s website at www.intermexonline.com. If we amend or grant a waiver of one or more of the provisions of our Code of Business Conduct and Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer (or persons performing similar functions) by posting the required information on the Company’s website at www.intermexonline.com. The information found on the website is not part of or incorporated into this proxy statement.

Anti-Hedging and Anti-Pledging Policy

We have a securities trading policy that, among other things, prohibits Intermex’s directors and senior executive officers from: (i) engaging in short sales, (ii) transactions in put options, call options or other derivative securities related to Intermex securities, (iii) hedging or monetization transactions related to Intermex securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, and (iv) holding Intermex securities in a margin account or otherwise pledging Intermex securities as collateral for a loan.

Corporate Governance Guidelines

The Nominating and Corporate Governance Committee has developed and recommended the Board’s Corporate Governance Principles (the “Governance Principles”), which has been approved by our full Board. The Governance Principles establish the Board’s governance framework and processes, and assist the Board in the exercise of its responsibilities and to best serve the interests of the Company and its shareholders. The Governance Principles are a reflection of the Board’s commitment to good corporate governance through the establishment of policies and procedures that the Board believes are critical to the enhancement of shareholder value. The Governance Principles are available on the Company’s website at www.intermexonline.com. The information found on the website is not part of or incorporated into this proxy statement.

Stock Ownership Guidelines

Our Board of Directors established stock ownership and retention guidelines applicable to the Company’s non-management directors pursuant to which each non-management director should retain the value of Company stock equivalent to five (5) times his or her annual cash base retainer.

Until such time as a non-management director has attained the minimum share ownership value for the year in question, such non-management director is expected to retain 50% of the shares of the Company’s common stock acquired on or after January 1, 2020 by such covered person upon the (i) vesting of restricted stock or restricted stock units and (ii), if applicable, exercise of options, reduced by (a) shares of the Company’s common stock retained by the Company to satisfy all or any portion of tax withholding requirements attributable to such events, (b) shares tendered by the covered person to pay all or any portion of the exercise price of options, and (c) if all or a portion of the taxes due in connection with such events are satisfied by the covered person remitting cash to the Company or applicable taxing authority or by the Company withholding amounts from such covered person’s compensation or payments otherwise due, the number of shares of the Company’s common stock having a fair market value equal to the amount so remitted to or withheld by the Company.

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The following categories satisfy a covered person’s ownership guidelines: (i) shares of common stock owned directly; (ii) shares of common stock owned indirectly (e.g., by a spouse, dependent child, a trust or allocable to the interest of a covered person in an entity such as limited partnership, limited liability or closely held corporation); (iii) shares of common stock held in a 401(k) plan; and (iv) restricted or deferred shares of common stock issued as equity awards (including restricted stock units), the vesting and/or issuance of which is dependent solely on the lapse of time or continued status as a director or employee of the Company.

The Company’s Compensation Committee has the discretion to enforce the stock ownership guidelines, and compliance is assessed annually.

Contacting the Board of Directors

Any stockholder who desires to contact our non-employee directors regarding appropriate Intermex business-related comments may do so by mail by writing Intermex’s Corporate Secretary at International Money Express, Inc., 9480 S. Dixie Highway, Miami, Florida 33156. Our Corporate Secretary, or someone acting in his place, receives these communications unfiltered by Intermex, forwards these communications to the appropriate committee of the Board of Directors or non-employee director, and facilitates an appropriate response. Please note that requests for investor relations materials should be sent to investors@intermexonline.com.

EXECUTIVE OFFICERS

Set forth below is certain information regarding the Company’s current executive officers:

Name	Age	Position
Robert Lisy	64	Chief Executive Officer, President and Chairman of the Board of Directors
Andras Bende	47	Chief Financial Officer
Randy Nilsen	59	Chief Revenue Officer
Joseph Aguilar	60	Chief Operating Officer
Ernesto Luciano	48	General Counsel and Chief Legal Officer

Robert Lisy. For a brief biography of Mr. Lisy, please see the section captioned “Information Regarding the Board of Directors and Director Nominees” above.

Andras Bende joined International Money Express, Inc. as Chief Financial Officer in December 2020. Prior to joining the Company, Mr. Bende served as the Chief Financial Officer of Computer Services, Inc., a financial technology company, from 2018 to 2019, where he helped guide the company during a period of significant growth and share price appreciation. Prior to his time at Computer Services, Inc., Mr. Bende held several international Chief Financial Officer and Controller roles at GE Capital from 2005 to 2017. Mr. Bende is a graduate of GE’s Financial Management Program and the GE Corporate Audit Staff and holds a bachelor’s degree in financial management from Clemson University.

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Randy Nilsen has served as the Chief Revenue Officer of International Money Express, Inc. since 2018. Mr. Nilsen was Intermex’s Chief Revenue Officer from 2015 to 2018. Prior to joining the Company, Mr. Nilsen served as Chief Revenue Officer at Sigue Money Transfer Services (“Sigue”), a global remittance provider from 2011 to 2015 where he was responsible for revenue generation through acquisition and retention of both agents and consumers within North America. Prior to his employment with Sigue, Mr. Nilsen was the Chief Franchise Sales and Operations Officer at Jackson Hewitt from 2008 to 2011. Prior to Jackson Hewitt, Mr. Nilsen was with Western Union from 1987 to 2008 where he held roles with increasing responsibility in sales, marketing and sales planning and was responsible for business units in the U.S., Canada and the U.K. Mr. Nilsen is a graduate of the Executive Management program at the University of California Los Angeles’s Anderson School of Management and holds a bachelor’s degree in Business Finance from Brigham Young University.

Joseph Aguilar joined International Money Express, Inc. in September 2019 as Chief Operating Officer. Prior to joining Intermex, Mr. Aguilar was a senior executive at Sigue Corporation; starting in 2005 as the Chief Auditor, where he established the Internal Audit function for its U.S. and Mexico Operations. Following several successful audit cycles, he was promoted to Chief Operating Officer, responsible for all operations and technology functions of the global organization. In 2014, Mr. Aguilar was promoted to President of SGS, Ltd. UK, the International Division of Sigue Corporation, with responsibility for all aspects of the business in the EU, Eastern Europe, Africa, Asia and South Asia. Prior to his roles at Sigue Corporation, Mr. Aguilar held senior roles at BBVA Bancomer, California Commerce Bank and Dai-Ichi Kangyo Bank of California. Mr. Aguilar holds a bachelor’s degree in English from University of California at Santa Barbara.

Ernesto Luciano joined International Money Express, Inc. in December 2020. Mr. Luciano serves as General Counsel and Chief Legal Officer. Prior to joining the Company, Mr. Luciano was the vice president & associate general counsel of Kaplan Higher Education, LLC (“Kaplan”) from 2016 to 2020. Prior to his role at Kaplan, Mr. Luciano was general counsel for Verizon Media’s U.S. Hispanic and Latin American division and also held senior legal positions with Home Box Office, Inc. (HBO), Gilat Satellite Networks Ltd., and Turner Broadcasting Systems (TBS), among others. Mr. Luciano holds a bachelor’s degree from the State University of New York at Albany and a Juris Doctor (J.D.) from the New England School of Law in Boston, Massachusetts.

EXECUTIVE COMPENSATION

Overview

As an emerging growth company, the Company has opted to comply with the executive compensation rules applicable to “smaller reporting companies,” as such term is defined under the Securities Act, which require compensation disclosure for the Company’s “named executive officers”, as defined below.

The tabular disclosure and discussion that follow describe the Company’s executive compensation program during the most recently completed fiscal year ended December 31, 2021, with respect to the Company’s named executive officers as of December 31, 2021, including: Robert Lisy, Chief Executive Officer and President; Andras Bende, Chief Financial Officer; Joseph Aguilar, Chief Operating Officer; and Randall D. Nilsen, Chief Revenue Officer (collectively, the Company’s “named executive officers”).

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Summary Compensation Table

The following table sets forth the compensation paid to and earned by the named executive officers (the “NEOs”) that is attributable to services performed during fiscal years 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Options Awards ($)(2)	Nonequity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Robert Lisy	2021	$1,000,000	$—	$2,500,013	$—	$1,500,000	$4,447	$5,004,460
Chief
Executive
Officer and
President	2020	$ 752,885	$—	$—	$—	$463,733	$88,579	$1,305,197
Andras	2021	$425,000	$55,000	$524,290	$—	$233,750	$—	$1,238,040
Bende (5)
Chief
Financial
Officer	2020	$24,519	$14,200	$—	$—	$—	$125,000	$163,719
Joseph	2021	$375,000	$55,000	$550,023	$—	$254,813	$1,632	$1,236,468
Aguilar
Chief
Operating
Officer	2020	$327,115	$29,000	$—	$713,605	$121,895	$39,000	$1,230,615
Randall D.	2021	$375,000	$55,000	$550,023	$—	$256,207	$13,349	$1,249,579
Nilsen
Chief
Revenue
Officer	2020	$299,269	$26,200	$—	$—	$118,078	$15,232	$458,779

(1)	On February 28, 2022, the Compensation Committee approved the payment of discretionary bonuses to named executive officers due to their extraordinary performance and contributions to the success of the Company.

(2)	The amounts included in the “Stock Awards” column and “Option Awards” column reflect the aggregate grant date fair value of equity awards granted to the NEOs as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns for fiscal year 2021, see Note 12 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(3)	The amounts included in the “Nonequity Incentive Plan Compensation” column reflect the quarterly and annual performance bonuses paid and earned under the Company’s Employee Incentive Bonus Plan for fiscal years 2021 and 2020. The “Annual Cash Incentive Awards” section below describes how the Employee Incentive Bonus Plan awards were determined.

(4)	For Mr. Lisy, the amounts set forth above include (x) a housing allowance in the amount of $84.5 thousand for an apartment in the Miami, Florida area, for fiscal year 2020 (none for 2021) and (y) matching contributions under our 401(k) retirement savings plan, in the amount of $4.5 thousand and $4.1 thousand for fiscal years 2021 and 2020, respectively. For Mr. Bende, the amounts set forth above include a moving allowance of $125.0 thousand in 2020. For Mr. Aguilar, the amount set forth above includes (x) matching contributions under our 401(k) retirement savings plan, in the amount of $1.6 thousand for fiscal year 2021 (none for 2020) and (y) a housing allowance of $39.0 thousand for fiscal year 2020 (none for 2021). For Mr. Nilsen, the amounts set forth above include (x) reimbursements for car-related costs of $11.0 thousand and $13.0 thousand for fiscal years 2021 and 2020, respectively, and (y) matching contributions under our 401(k) retirement savings plan, in the amount of $2.3 thousand and $2.2 thousand for fiscal years 2021 and 2020, respectively.

(5)	Mr. Bende joined the Company as the Chief Financial Officer in December 2020.

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Annual Cash Incentive Awards

We maintain the Employee Incentive Bonus Plan (the “Bonus Plan”), an annual, cash-based, incentive plan, in which certain sales employees and all non-sales employees, including the named executive officers, participate. For 2021, payments under the Bonus Plan were determined based on completion of certain individual performance objectives, varying by employee category/position (the “Objective component”) and Company-wide Adjusted EBITDA targets (the “Adjusted EBITDA component”), as discussed below. Refer to the “Non-GAAP Financial Measures” section of Item 7 in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for our calculation methodology. Adjusted EBITDA for purposes of the Bonus Plan may differ from that reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 due to further adjustments permitted under the terms of the Bonus Plan.

Each named executive officer’s target bonus amount was determined at the outset of the year and was expressed generally as a percentage of such officer’s base salary. The target bonus percentages for 2021 were 100% for Mr. Lisy, 40% for Mr. Bende, 50% for Mr. Aguilar and 50% for Mr. Nilsen. The CEO’s Bonus Plan was determined solely based on Adjusted EBITDA performance. The Bonus Plan for the other named executive officers was determined 75% based on Adjusted EBITDA performance and 25% based on the Objective component.

Under the terms of the Bonus Plan, the Objective component was measured and paid on a quarterly basis and may range from 0% to 150% of target. Half of the Adjusted EBITDA component is paid based on quarterly performance with the remaining half subject to full-year performance. The quarterly payout for Adjusted EBITDA is made on a binary basis, such that if the quarterly target is achieved, then the quarterly payout is made (12.5% of target), with no partial payouts. All quarterly Adjusted EBITDA targets were set at the beginning of the year.

For the full-year Adjusted EBITDA component, the Compensation Committee set threshold, target and maximum levels of performance at the outset of the year. Threshold performance was set at 90% of the targeted Adjusted EBITDA amount, achievement of which pays 0% of target. Target performance was set at 100% of the targeted Adjusted EBITDA amount, achievement of which pays 100% of target. Maximum performance was set at 115% of the targeted Adjusted EBITDA amount, the achievement of which pays 150% of target. There would be no payment under the Bonus Plan for performance below threshold and linear interpolation applies between threshold/target and target/maximum performance levels.

For 2021, the quarterly Adjusted EBITDA targets were achieved for all quarters. The full-year Adjusted EBITDA performance, after adjustment to remove the de minimis impact of discretionary bonuses, was above the maximum level of $87 million, resulting in a full-year Adjusted EBITDA earnout of 150% of target.

Mr. Bende’s individual objectives were based on the following factors: (i) completing debt refinancing, (ii) enhancing liquidity management, (iii) enhancing capital management, (iv) performing and leading merger & acquisition related activities, (v) enhancing board reporting process, and (vi) monitoring and optimizing internal control and internal audit activities. For each quarter in 2021, Mr. Bende’s level of achievement of his individual objectives was 100% of the applicable goal.

Mr. Aguilar’s individual objectives were based on the following factors: (i) enhancing operational functionality of the Company’s check processing and digital products, (ii) improving functionality of the Company’s headquarters and, call centers in Mexico and Guatemala, (iii) performing and leading merger & acquisition related activities, and (iv) transitioning of the oversight of Information Technology Department. For each quarter in 2021, Mr. Aguilar’s level of achievement of his individual objectives ranged approximately from 73% to 102% of the applicable goal.

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Mr. Nilsen’s individual objectives were tied to his role as Chief Revenue Officer and were specifically measured based on factors such as market penetration, agent activation, and increasing sales volume. For each quarter in 2021, Mr. Nilsen’s level of achievement of his individual objectives ranged approximately from 94% to 102% of the applicable goal.

Based on the combined impact of Adjusted EBITDA and Objective component performance, the overall payout as a percent of target was 150% of target for the CEO (based on Adjusted EBITDA performance only) and ranged approximately from 135% to 138% for Messrs. Bende, Aguilar and Nilsen, based on quarterly and annual Adjusted EBITDA and quarterly Objective components performance.

Employment Agreements

Each of Messrs. Lisy, Bende, Aguilar and Nilsen is a party to an employment agreement with the Company, summarized below.

Chief Executive Officer and President (Robert Lisy)

On December 19, 2017, Intermex Holdings, Inc., a subsidiary of the Company (“Holdings”), entered into an amended and restated employment agreement (the “CEO Employment Agreement”) with Mr. Lisy for the position of Chief Executive Officer and President, which was in effect through December 30, 2020. Effective January 1, 2021, Holdings entered into an amended and restated employment agreement with Mr. Lisy (the “2021 CEO Employment Agreement”), which expired on December 31, 2021 subject to automatic one-year extensions unless either the Company or Mr. Lisy provided at least 90 days’ written notice to the other of intent not to renew the term. The 2021 CEO Employment Agreement was automatically extended on December 31, 2021. The 2021 CEO Employment Agreement replaced prior employment agreements between Mr. Lisy and the Company, including the CEO Employment Agreement in effect during 2020. During 2020, Mr. Lisy’s base salary was $725,000 and effective January 1, 2021, Mr. Lisy’s base salary was $1,000,000. The 2021 CEO Employment Agreement also provided that Mr. Lisy was eligible to earn a performance based annual cash incentive. The amount of any annual cash incentive payable was to be determined by the Board of Directors in its discretion, and was conditioned on the achievement of certain performance goals, including the achievement by Holdings of budgeted Adjusted EBITDA (as defined in the 2021 CEO Employment Agreement) as approved by the Board in its reasonable discretion, and the achievement of individual performance goals as may be reasonably agreed to by the Board and Mr. Lisy. The Board could, with Mr. Lisy’s consent, prospectively amend or modify from time to time the established cash incentive criteria, including any related performance requirements and target levels. Effective as of January 1, 2020, Mr. Lisy’s annual cash incentive target was increased to up to $363,000 and effective January 1, 2021, Mr. Lisy’s annual cash incentive target was increased to 100% of his base salary, or $1,000,000. The 2021 CEO Employment Agreement, subject to approval by the Compensation Committee, provided for an award to Mr. Lisy of restricted stock units (“RSUs”) and performance stock units (“PSUs”), in each case granted under the terms of the Company’s 2020 Omnibus Equity Compensation Plan (the “2020 Plan”) and having a grant date value of $1,250,000, as computed in accordance with U.S. GAAP. On March 4, 2021, the Compensation Committee approved the awards, consisting of 88,215 shares of restricted stock (in lieu of RSUs) and 88,215 PSUs. The vesting terms and performance goals of the awards were determined by the Compensation Committee at the time of grant and are generally consistent with awards granted to the Company’s other employees, except that, as required by the 2021 CEO Employment Agreement, if Mr. Lisy retires after age 66, all awards will continue to vest in accordance with their original vesting schedule, subject to attainment of any applicable performance goals.

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The 2021 CEO Employment Agreement provided that Mr. Lisy continues to be eligible to participate in all benefit programs (excluding severance, bonus, incentive or profit-sharing plans) offered by Holdings on the same basis as generally made available to other employees of Holdings and vacation and reimbursement benefits customary for a chief executive officer. In addition, Mr. Lisy is also entitled to the following benefits: (a) car allowance; (b) reimbursement for legal and certain other advisory fees incurred in connection with the negotiation of the 2021 CEO Employment Agreement; and (c) if obtained by Holdings during the term of Mr. Lisy’s employment, the right to acquire and assume the premium payments under any life insurance policy held by Holdings upon termination of Mr. Lisy’s employment. The 2021 CEO Employment Agreement continued to subject Mr. Lisy to the following restrictive covenants: (i) non-solicitation of customers and employees of Holdings during employment and for two years thereafter; (ii) non-competition during employment and for two years thereafter; (iii) non-disclosure of confidential information for an unspecified duration; and (iv) mutual and perpetual non-disparagement. The 2021 CEO Employment Agreement also provided for severance upon a termination of employment under certain circumstances, as described below under “-Potential Payments upon Termination or Change in Control.”

On November 15, 2021, Holdings entered into a new amended and restated employment agreement with Mr. Lisy (the “New CEO Employment Agreement”) effective as of January 1, 2022, to replace the 2021 CEO Employment Agreement. The New CEO Employment Agreement contains all of the material terms described above except that (a) the New CEO Employment Agreements expires on December 31, 2023, subject to automatic extensions as described above, (b) Mr. Lisy’s annual cash incentive target was increased to 125% of his base salary, or $1,250,000, and (c) subject to approval by the Compensation Committee, provides for an award to Mr. Lisy of restricted stock and PSUs, in each case granted under the terms of the 2020 Plan and having a grant date value of $1,500,000, as computed in accordance with U.S. GAAP.

Chief Financial Officer (Andras Bende)

On December 7, 2020, the Company entered into an employment agreement (the “CFO Employment Agreement”) with Mr. Bende for the position of Chief Financial Officer for an indefinite term beginning on December 7, 2020. The CFO Employment Agreement provides for a base salary of $425,000 per year, subject to increase at the discretion of the Board of Directors. The CFO Employment Agreement also provides that Mr. Bende is eligible to participate in the Company’s annual incentive compensation plan, with a target opportunity of 40% of his base salary (or $170,000) based upon the attainment of performance goals, as determined by the Board in its discretion. Mr. Bende is also eligible to participate in any benefit plans (excluding severance, bonus, incentive or profit-sharing plans, unless approved or determined by the Board of Directors in its discretion) offered by the Company as in effect from time to time on the same basis as generally made available to other employees of the Company. In addition, Mr. Bende is entitled to reimbursement and vacation benefits typical for a senior executive. The CFO Employment Agreement provides for awards to be granted to Mr. Bende, subject to the terms of the 2020 Plan, of 15,000 RSUs and 40,000 stock options in 2021. On March 4, 2021, the Compensation Committee approved the awards, consisting of 15,000 shares of restricted stock units and 22,000 PSUs (in lieu of options, with Mr. Bende’s consent). The vesting terms and performance goals of the awards were determined by the Compensation Committee at the time of grant and are generally consistent with awards granted to the Company’s other employees. The CFO Employment Agreement subjects Mr. Bende to the following restrictive covenants: (i) non-solicitation of customers and employees of the Company during employment and for three years thereafter; (ii) non-competition during employment and for nine months thereafter; (iii) non-disclosure of confidential information for an unspecified duration; and (iv) perpetual non-disparagement. The CFO Employment Agreement also provides for severance upon termination of employment under certain circumstances, as described below under “-Potential Payments upon Termination or Change in Control.”

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Chief Operating Officer (Joseph Aguilar)

On September 23, 2019, the Company entered into an employment agreement (the “COO Employment Agreement”) with Mr. Aguilar for the position of Chief Operating Officer for an indefinite term beginning on September 23, 2019. The COO Employment Agreement provides for a base salary of $315,000 per year, subject to increase at the discretion of the Board of Directors, which base salary was increased to $375,000 effective January 1, 2021. The COO Employment Agreement also provides that Mr. Aguilar is eligible to participate in the Company’s annual incentive compensation plan and shall have the opportunity to earn a performance based annual cash incentive of up to $100,000 (which bonus opportunity was increased to 50% of base salary, or $187,500, effective January 1, 2021), based upon the attainment of performance goals, as determined by the Board. Mr. Aguilar is also eligible to participate in any benefit plans (excluding severance, bonus, incentive or profit-sharing plans, unless approved or determined by the Board of Directors in its discretion) offered by the Company as in effect from time to time on the same basis as generally made available to other employees of the Company. In addition, Mr. Aguilar is entitled to reimbursement and vacation benefits typical for a senior executive. The COO Employment Agreement subjects Mr. Aguilar to the following restrictive covenants: (i) non-solicitation of customers and employees of the Company during employment and for three years thereafter; (ii) non-competition during employment and for nine months thereafter; (iii) non-disclosure of confidential information for an unspecified duration; and (iv) perpetual non-disparagement. The COO Employment Agreement also provides for severance upon termination of employment under certain circumstances, as described below under “-Potential Payments upon Termination or Change in Control.”

Chief Revenue Officer (Randy Nilsen)

On February 1, 2017, Holdings entered into an employment agreement (the “CRO Employment Agreement”) with Mr. Nilsen for the position of Chief Revenue Officer for an indefinite term beginning on February 1, 2017. The CRO Employment Agreement provides for a base salary, subject to increase at the discretion of the Board of Directors. Effective January 1, 2021, Mr. Nilsen’s base salary was $375,000. The CRO Employment Agreement also provides that Mr. Nilsen is eligible to participate in Holdings’s annual incentive compensation plan and shall have the opportunity to earn a performance based annual cash incentive, which incentive opportunity was increased to 50% of base salary, or $187,500, as of January 1, 2021, based upon the attainment of performance goals, as determined by the Board. Mr. Nilsen is also eligible to participate in any benefit plans (excluding severance, bonus, incentive or profit-sharing plans, unless approved or determined by the Board of Directors in its discretion) offered by Holdings as in effect from time to time on the same basis as generally made available to other employees of Holdings. In addition, Mr. Nilsen is entitled to reimbursement and vacation benefits customary for a senior executive. The CRO Employment Agreement subjects Mr. Nilsen to the following restrictive covenants: (i) non-solicitation of customers and employees of Holdings during employment and for three years thereafter; (ii) non-competition during employment and for nine months thereafter; (iii) non-disclosure of confidential information for an unspecified period; and (iv) perpetual non-disparagement. The CRO Employment Agreement also provides for severance upon a termination of employment under certain circumstances, as described below under “-Potential Payments upon Termination or Change in Control.”

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Outstanding Equity Awards at End of Fiscal Year 2021

	Option Awards(1)							Stock Awards(2)
Name	Grant Date	Grant Type	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Robert Lisy Chief Executive Officer and President	7/26 /2018	Option Award	497,911	297,476	—	$9.91	7/26 /2028	—	—	—	—
	3/4 /2021	RSA	—	—	—	—	—	88,215	$1,407,911	—	—
	3/4 /2021	PSU	—	—	—	—	—	—	—	88,215	$1,407,911
Andras Bende Chief Financial Officer	3/4 /2021	RSU	—	—	—	—	—	15,000	$239,400	—	—
	3/4 /2021	PSU	—	—	—	—	—	—	—	22,000	$351,120
Joseph Aguilar Chief Operating Officer	9/23 /2019	Option Award	62,500	62,500	—	$14.46	9/23 /2029	—	—	—	—
	6/26 /2020	Option Award	31,250	93,750	—	$12.45	6/26 /2030	—	—	—	—
	3/4 /2021	RSU	—	—	—	—	—	19,408	$309,752	—	—
	3/4 /2021	PSU	—	—	—	—	—	—	—	19,408	$309,752
Randall D. Nilsen Chief Revenue Officer	7/26 /2018	Option Award	172,500	57,500	—	$9.91	7/26 /2028	—	—	—	—
	3/4 /2021	RSU	—	—	—	—	—	19,408	$309,752	—	—
	3/4 /2021	PSU	—	—	—	—	—	—	—	19,408	$309,752

(1)	The Option Awards columns reflect stock options granted to the applicable NEO on the dates shown, which vest and become exercisable in four equal installments beginning one year after the date of grant, subject to the NEO’s continued employment with the Company. The Option Awards described in this table were granted under the International Money Express, Inc. 2018 Omnibus Equity Compensation Plan.

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(2)	The Stock Awards columns reflect RSUs and RSAs granted to the applicable NEO on the dates shown, which vest generally in four equal installments beginning one year after the date of grant, subject to the NEO’s continued employment with the Company. In addition, the Stock Awards column reflects PSUs granted, shown based on threshold performance, to the applicable NEO on the dates shown, which generally vest subject to attainment of performance criteria during the service period established by the Compensation Committee.

Retirement Benefit Programs

The Company maintains a tax-qualified defined contribution plan (the “401(k) Plan”) that provides retirement benefits to employees, including matching contributions. The Company matches 50% of each employee’s contributions up to a maximum of 3% of their total compensation. The NEOs are eligible to participate in the 401(k) Plan on the same terms as other participating employees.

Potential Payments upon Termination or Change in Control

Severance under Employment Agreements

Pursuant to the terms of the employment agreements with Mr. Lisy, Mr. Bende, Mr. Aguilar and Mr. Nilsen, the NEOs are entitled to receive certain payments in connection with certain termination events.

In the event that (i) Mr. Lisy is terminated by Holdings other than for Cause, Disability (as such terms are defined in the New CEO Employment Agreement) or death, (ii) if Mr. Lisy resigns for Good Reason (as defined in the New CEO Employment Agreement) or (iii) Mr. Lisy’s employment is terminated pursuant to the Company providing notice of non-renewal of the term of the New CEO Employment Agreement, Mr. Lisy is entitled to an amount equal to two times the sum of Mr. Lisy’s base salary and Mr. Lisy’s target bonus payable in equal installments over the two year period following termination and any other Accrued Rights (as defined in the New CEO Employment Agreement). In the event Mr. Lisy’s employment is terminated by us for Cause (as defined in the New CEO Employment Agreement), Mr. Lisy would be entitled to receive any base salary through the date of termination that remains unpaid as of the date of termination, any accrued and unpaid bonus for any previously completed year that Mr. Lisy is entitled to receive as of the date of termination, and any other Accrued Rights (as defined in the New CEO Employment Agreement).

If Mr. Lisy resigns for retirement (resignation after attainment of age 66 and providing six months’ notice), then outstanding awards granted under the Holdings long term incentive program will continue to vest in accordance with their original vesting schedule, subject to attainment of any applicable performance goals.

Pursuant to the New CEO Employment Agreement, in the event that any of the payments or benefits provided by Holdings to Mr. Lisy (whether pursuant to the terms of the New CEO Employment Agreement or any equity compensation or other agreement with Holdings) would constitute “parachute payments” (“Parachute Payments”) within the meaning of Section 280G of the Code, and would be subject to the excise tax imposed under Section 4999 of the Code or any interest or penalties with respect to such excise tax (collectively, the “Excise Tax”), then such Parachute Payments to be made to Mr. Lisy shall be payable either (1) in full or (2) as to such lesser amount which would result in no portion of such Parachute Payments being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in Mr. Lisy’s receipt on an after-tax basis, of the greatest amount of economic benefits under the New CEO Employment Agreement, notwithstanding that all or some portion of such benefits may be subject to the Excise Tax. If a reduction in the Parachute Payment is necessary, then the reduction shall occur in accordance with the terms of the New CEO Employment Agreement.

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PROPOSAL ONE / ELECTION OF THREE CLASS I DIRECTORS

In the event that Mr. Bende is terminated by Holdings other than for Cause, Disability (as such terms are defined in the CFO Employment Agreement) or death or if Mr. Bende resigns for Good Reason (as defined in the CFO Employment Agreement), he is entitled to base salary continuation for nine months, a payment equal to a pro-rata portion of his target bonus for the year in which termination occurs (less any bonus amounts already paid for such year) and any other Accrued Rights (as defined in the CFO Employment Agreement). In the event Mr. Bende’s employment is terminated by the Company for Cause (as defined in the CFO Employment Agreement), Mr. Bende would be entitled to any base salary through the date of termination that remains unpaid as of the date of termination, any accrued and unpaid bonus for any previously completed bonus period that Mr. Bende is entitled to receive as of the date of termination, and any other Accrued Rights (as defined in the CFO Employment Agreement).

In the event that Mr. Aguilar is terminated by Holdings other than for Cause, Disability (as such terms are defined in the COO Employment Agreement) or death or if Mr. Aguilar resigns for Good Reason (as defined in the COO Employment Agreement), he is entitled to base salary continuation for nine months, a pro-rata portion of his target bonus for the year in which termination occurs (less any bonus amounts already paid for such year) and any other Accrued Rights (as defined in the COO Employment Agreement). In the event Mr. Aguilar’s employment is terminated by the Company for Cause (as defined in the COO Employment Agreement), Mr. Aguilar would be entitled to any base salary through the date of termination that remains unpaid as of the date of termination, any accrued and unpaid bonus for any previously completed bonus period that Mr. Aguilar is entitled to receive as of the date of termination, and any other Accrued Rights (as defined in the COO Employment Agreement).

In the event that Mr. Nilsen is terminated by Holdings other than for Cause, Disability (as such terms are defined in the CRO Employment Agreement) or death or if Mr. Nilsen resigns for Good Reason (as defined in the CRO Employment Agreement), he is entitled to base salary continuation for nine months, a pro-rata portion of his target bonus for the year in which termination occurs (less any bonus amounts already paid for such year) and any other Accrued Rights (as defined in the CRO Employment Agreement). In the event Mr. Nilsen’s employment is terminated by the Company for Cause (as defined in the CRO Employment Agreement), Mr. Nilsen would be entitled to receive any base salary through the date of termination that remains unpaid as of the date of termination, any accrued and unpaid bonus for any previously completed bonus period that Mr. Nilsen is entitled to receive as of the date of termination, and any other Accrued Rights (as defined in the CRO Employment Agreement).

In addition to the rights described above upon certain terminations, termination of an NEO’s employment due to death or disability will result in accelerated vesting of outstanding awards under the International Money Express, Inc. 2018 Omnibus Equity Compensation Plan (the “2018 Plan”) and the 2020 Plan, although the number of any outstanding PSUs that vest depends on when the termination occurs during the applicable vesting period (either 100% of target or based on attainment of performance goals).

In the event of a change in control (as defined in the 2018 Plan) of Holdings, the NEO would be entitled to a full vesting of all options outstanding under the 2018 Plan. Awards granted under the standard form of RSU and PSU award agreements under the 2020 Plan provide that upon a change in control (as defined in the 2020 Plan) of Holdings, all awards will vest for an NEO if (a) the award is not assumed in the change in control or (b) the award is assumed in the change in control but within two years following the change in control the NEO’s employment is terminated without Cause (as defined in the 2020 Plan form of award agreement).

For awards of PSUs under the 2020 Plan standard form, if a change in control (as defined in the 2020 Plan) of Holdings occurs, the PSUs will generally convert into RSUs if the award is assumed in the change in control and the RSUs will continue to vest either based on target or based on attainment of performance goals through the change in control, but the other vesting rules applicable to RSU awards under the 2020 Plan will then apply (either full acceleration of vesting if no assumption of the RSU in the change in control or full acceleration of vesting following a termination without Cause within 2 years following the change in control). In addition, in the event of a termination without Cause (as defined in the 2020 Plan form of PSU agreement) after the first year of the performance period, a pro rata portion of the PSUs may vest depending upon attainment of performance goals identified in the PSU agreement. Except for the terms of the awards for Mr. Lisy as described above, awards of RSUs and PSUs granted to NEOs in March 2021 each contain the terms set forth in the standard form of RSU and PSU agreement, as applicable.

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PROPOSAL ONE / ELECTION OF THREE CLASS I DIRECTORS

DIRECTOR COMPENSATION

Overview

The directors for fiscal year 2021 included Robert Lisy, Justin Wender, Adam Godfrey, John Rincon, Kurt Holstein, Michael Purcell, Christopher Lofgren and Laura Maydón. Only the independent non-employee directors of the Company, John Rincon, Kurt Holstein, Michael Purcell, Christopher Lofgren and Laura Maydón, received compensation for their service as directors for the fiscal year ended December 31, 2021. Messrs. Kurt Holstein and Christopher Lofgren retired from the Board of Directors effective January 6, 2022.

For 2021, the compensation of the independent non-employee directors was as follows:

	Annual Cash Retainer($)	Equity($)(1)	Total ($)
All Independent Non-Employee Directors	$50,000	$100,000(2)	$150,000
Lead Independent Director	$36,000	$36,000(3)	$72,000
Chair of the Audit Committee	$12,000	$12,000(3)	$24,000
Chair of the Compensation Committee	$8,000	$8,000(3)	$16,000
Chair of the Nominating and Corporate Governance Committee	$8,000	$8,000(3)	$16,000
Non-Chair Members of all Committees	$8,000	—	$8,000

(1)	Equity-based awards are granted pursuant to the Company’s 2020 Omnibus Equity Compensation Plan, as amended from time to time.

(2)	Payable on an annual basis in an equity-based award that vests on the one-year anniversary of the grant date.

(3)	Payable on a quarterly basis in an award of fully vested shares at the end of each quarter.

Also, all members of our Board of Directors are reimbursed for their usual and customary expenses incurred in connection with attending all Board and other committee meetings.

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Director Compensation Table for Fiscal Year 2021

The following table sets forth information for the year ended December 31, 2021 regarding the compensation awarded to, earned by or paid to our independent non-employee directors:

Director(1)	Fees earned or paid in cash ($)	Stock awards ($)(2)(3)	Total ($)
John Rincon	$66,000	$100,000	$166,000
Kurt Holstein(4)	$66,000	$108,000	$174,000
Michael Purcell	$106,000	$148,000	$254,000
Christopher Lofgren(4)	$66,000	$104,000	$170,000
Laura Maydón	$66,000	$104,000	$170,000

(1)	Does not include any non-independent directors, including directors who also serve as officers of the Company, as these directors do not receive compensation for their service on the Board of Directors.

(2)	Amounts shown in this column represent the grant date fair value of (a) restricted stock units granted to and (b) fully vested shares issued to each of the Company’s independent directors during fiscal year 2021 as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 12 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(3)	As of December 31, 2021, each of the independent directors held 6,473 unvested restricted stock units, which vest on June 30, 2022.

(4)	Messrs. Kurt Holstein and Christopher Lofgren retired from the Board of Directors effective January 6, 2022.

34	2022 Proxy Statement

PROPOSAL TWO / RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL TWO — RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected BDO USA, LLP as Intermex’s independent registered public accounting firm to audit the consolidated financial statements of Intermex for the fiscal year ending December 31, 2022. BDO USA, LLP has audited Intermex’s financial statements since fiscal year 2017. A representative of BDO USA, LLP is expected to be present at the meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of BDO USA, LLP is not required by our bylaws or other applicable legal requirements. However, the Board of Directors is submitting the selection of BDO USA, LLP to Intermex’s stockholders for ratification as a matter of good corporate practice. In the event that this selection of an independent registered public accounting firm is not ratified by the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Intermex and its stockholders.

Principal Accounting Fees and Services

The following tables present fees for professional audit services rendered by BDO USA, LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2021 and 2020, and fees billed for the other services rendered during those periods.

	2021	2020
Audit fees (1)	$632,500	$692,932
Audit-related fees (2)	$398,735	$—
Total fees (3)	$1,031,235	$692,932

(1) Audit Fees

Audit fees include the aggregate fees for the audit of our annual consolidated financial statements included in our Forms 10-K and the reviews of each of the quarterly consolidated financial statements included in our Forms 10-Q, as well as work generally only the independent registered certified public accountants can reasonably be expected to provide, such as statutory and other audit work performed with respect to certain of our subsidiaries. Such audit fees also include professional services for comfort letters, consents and reviews of documents filed with the Securities and Exchange Commission.

(2) Audit-Related Fees

Audit-related fees primarily include fees, not included in “Audit Fees” above, for assurance and related services traditionally performed by the independent auditor. These services would include, among others, due diligence related to transactions or events, including acquisitions, and attest services related to financial reporting that are not required by statute or regulation.

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(3) Total Fees

No tax fees (such as fees regarding assistance with tax compliance services, preparation of tax returns, tax planning, and providing tax guidance) or other fees (such as any other fees billed for products and services other than the services described under audit fees, audit-related fees and tax fees) were provided in the relevant periods.

Pre-Approval Policies and Procedures

All of the fees described above were approved by the Audit Committee. The Audit Committee is responsible for overseeing the audit fee negotiations associated with the retention of BDO USA, LLP to perform the audit of our annual consolidated financial statements. The Audit Committee has adopted a pre-approval policy under which the Audit Committee approves in advance all audit and non-audit services to be performed by our independent auditors. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. If there are any additional services to be provided, a request for pre-approval must be submitted by management to the Audit Committee for its consideration under the policy. Finally, in accordance with the pre-approval policy, the Audit Committee has delegated pre-approval authority to each of its members. Any member who exercises this authority must report any pre-approval decisions to the Audit Committee at its next meeting.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS INTERMEX’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

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PROPOSAL TWO / RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review of Related Party Transactions

In accordance with the charter for the Audit Committee of the Board of Directors, our Audit Committee reviews and approves in advance any proposed related person transactions. For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

Our Board has also adopted a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. In accordance with our Related Person Transactions Policy and Procedures, either the Audit Committee or the affirmative vote of a majority of directors who do not have a direct or indirect material interest in such related party transaction must review and approve all transactions in which (i) the Company or one of its subsidiaries is a participant, (ii) the amount involved exceeds $120,000 and (iii) a related person has a direct or indirect material interest, other than transactions available to all employees of the Company generally.

In assessing a related party transaction brought before it for approval, the Audit Committee considers, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Audit Committee may then approve or disapprove the transaction in its discretion.

Certain Related Party Transactions

Since the beginning of the fiscal year ended December 31, 2021, there has not been, nor is there, any currently proposed transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeded or exceeds the lesser of $120,000 and in which any related person had, has or will have a direct or indirect material interest, other than as set forth in the sections captioned “Executive Compensation”, “Director Compensation Table” and “Security Ownership of Certain Beneficial Owners and Management” in this proxy statement, or as disclosed below. In addition, please see the section captioned “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for descriptions of risks that may arise as a result of these and other such relationships and related party transactions.

Registration Rights

The Company is a party to a Registration Rights Agreement, dated July 26, 2018 as amended on July 29, 2019 (as amended, the “Registration Rights Agreement”), with certain of our stockholders, including entities affiliated with certain of our directors, Messrs. Godfrey, Wender, Rincon, Lisy and Holstein, and two of our executives, Messrs. Lisy, and Nilsen, that provides certain registration rights with respect to the shares of the Company’s common stock. The Registration Rights Agreement provides the stockholders party to the agreement the right to require the Company to effect one or more shelf registrations under the Securities Act, covering all or part of such stockholder’s common stock upon written request to the Company. The Registration Rights Agreement additionally provides piggyback rights to the stockholders party to the Registration Rights Agreement, subject to customary underwriter cutbacks and issuer blackout periods. The Company also agreed to pay certain fees and expenses relating to registrations under the Registration Rights Agreement.

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 PROPOSAL TWO / RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders Agreement

The Company is a party to the Shareholders Agreement, dated July 26, 2018, as amended on December 12, 2018 (as amended, the “Shareholders Agreement”), with certain shareholders, including entities affiliated with three directors, Messrs. Godfrey, Wender and Lisy, and two of our executives, Messrs. Lisy and Nilsen. Pursuant to the Shareholders Agreement, for so long as certain former equity owners of Intermex Holdings II, Inc. party thereto (the “Intermex Legacy Stockholders”) hold, in the aggregate, at least 10% of the total outstanding shares of the Company’s common stock, SPC Intermex Representative LLC (“SPC Representative”) will be entitled to designate eight individuals for election to the Company’s Board of Directors of which at least three designees must qualify as an “independent director” under the Exchange Act and Nasdaq rules. Following such times as the collective ownership of such Intermex Legacy Stockholders is less than 10% of the outstanding shares of the Company’s common stock, SPC Representative will be entitled to designate one person for election to the Company’s Board of Directors, which designation right will lapse at such time as the Intermex Legacy Stockholders’ collective ownership is less than 5% of the outstanding shares of the Company’s common stock. Pursuant to the Shareholders Agreement, all of the stockholders party thereto are required to vote their shares of the Company’s common stock subject to the Shareholders Agreement as set forth therein for the director nominees designated thereunder; however, on October 5, 2020, the Company, FinTech Investor Holdings II (“Fintech”) and SPC Representative entered into a Waiver to the Shareholders Agreement, pursuant to which the obligation of each party to the Shareholders Agreement (other than SPC Intermex LP) to vote to elect and/ or maintain in office as members of the Company’s board of directors the individuals nominated by SPC Representative was irrevocably and permanently waived. As of the Record Date, the Intermex Legacy Stockholders continued to own more than 10% of our outstanding shares of common stock. See “Risk Factors - SPC Intermex LP, an affiliate of Stella Point Capital, has controlled a significant percentage of our common stock, and has had the ability to influence our major corporate decisions. Although SPC Intermex owns significantly fewer shares of our common stock after the Company’s secondary offering in 2020, it remains a significant stockholder the interests of which may conflict with the interests of other holders of our common stock.” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for additional information.

OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our outstanding shares of common stock as of May 4, 2022 by: (a) each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) who is known by us to beneficially own 5% or more of our shares of common stock, (b) each of our directors and each of our NEOs, and (c) all of our directors and executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all of the common stock owned by them.

Unless otherwise provided, beneficial ownership of common stock of the Company is based on 38,442,196 shares of common stock of the Company outstanding as of May 4, 2022.

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PROPOSAL TWO / RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

	Number of Shares of Common	Percentage of Common Stock
Name of Beneficial Owners	Stock Beneficially Owned (1)	Beneficially Owned (2)
Directors and Executive Officers:(3)
Robert Lisy(4)	1,600,071	4.1%
Andras Bende(5)	2,836	*
Randall D. Nilsen(6)	347,092	*
Joseph Aguilar(7)	97,420	*
Debra Bradford(8)	3,104	*
Bernardo Fernández(9)	3,604	*
Adam Godfrey(10)	3,192,076	8.3%
Michael Purcell(11)	36,827	*
Laura Maydón(12)	11,620	*
John Rincon(13)	701,533	1.8%
Justin Wender(10)	3,192,076	8.3%
All directors and executive officers as a group (12 individuals)	5,997,703	15.3%

Five Percent Holders:
Wellington Management Group LLP(14)	3,506,275	9.1%
SPC Intermex, LP(15)	3,192,076	8.3%
BlackRock, Inc.(16)	2,550,399	6.6%
Wellington Trust Company(17)	2,187,632	5.7%
The Vanguard Group, Inc.(18)	2,119,575	5.5%
Conifer Management, L.L.C.(19)	2,000,000	5.2%

*	Less than 1 percent.

(1)	For purposes of this table, a person is deemed to be the beneficial owner of a security if he or she (a) has or shares voting power or dispositive power with respect to such security, or (b) has the right to acquire such ownership within 60 days. “Voting power” is the power to vote or direct the voting of shares, and “dispositive power” is the power to dispose or direct the disposition of shares, irrespective of any economic interest in such shares.

(2)	In calculating the percentage ownership or percent of equity vote for a given individual or group, the number of common shares outstanding includes unissued shares subject to options, warrants, rights or conversion privileges, exercisable within 60 days of May 4, 2022, held by such individual or group, but are not deemed outstanding by any other person or group.

(3)	Unless otherwise noted, the business address of each of the directors and executive officers is 9480 South Dixie Highway, Miami, Florida 33156.

(4)	Includes (i) 438,531 shares held by Hawk Time Enterprises, LLC, a Delaware limited liability company (“Hawk Time”), (ii) 663,629 shares held by the Robert Lisy Family Revocable Living Trust (the “Lisy Trust”) and (iii) 497,911 shares held by Mr. Lisy, representing shares issuable upon exercise of options that are exercisable as of May 4, 2022. Mr. Lisy is the sole manager of Hawk Time and sole trustee of the Lisy Trust. Excludes 159,561 shares of restricted stock, which vest in four annual installments beginning on the first anniversary of the applicable grant date.

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(5)	Excludes 29,930 and 22,000 shares deliverable within 30 days after vesting of awards of restricted stock units and performance stock unit, respectively.

(6)	Includes 172,500 shares issuable upon exercise of options that are exercisable within 60 days of May 4, 2022. Excludes 33,236 shares and 19,408 shares deliverable within 30 days after vesting of awards of restricted stock units and performance stock units, respectively.

(7)	Includes 93,750 shares issuable upon exercise of options that are exercisable within 60 days of May 4, 2022. Excludes 33,236 shares and 19,408 shares deliverable within 30 days after vesting of awards of restricted stock units and performance stock units, respectively.

(8)	Ms. Bradford currently serves on the Board of Directors of the Company. Includes 3,104 shares deliverable within 30 days after vesting of restricted stock units on June 30, 2022.

(9)	Mr. Fernández currently serves on the Board of Directors of the Company. Includes 500 shares owned directly and 3,104 shares deliverable within 30 days after vesting of restricted stock units on June 30, 2022.

(10)	Includes 3,192,076 shares held by SPC Intermex, LP, whose general partner is SPC Intermex GP, LLC. Stella Point Capital (“Stella Point”) is the sole manager of SPC Intermex GP, LLC, and Messrs. Godfrey and Wender are Managing Partners of Stella Point and as a result of their position they may be deemed to be the beneficial owner of those shares. Messrs. Godfrey and Wender serve on the Board of Directors of the Company as representatives of Stella Point. The ownership information set forth herein is based in its entirety on the material contained in Schedule 13D, as amended, dated November 5, 2020, filed with the SEC by Messrs. Godfrey and Wender, along with certain other filing parties. Based on the Schedule 13D, as amended, Messrs. Godfrey and Wender are each the beneficial owner of an aggregate of 3,192,076 shares with shared voting power over 3,192,076 shares and shared dispositive power over 3,192,076 shares. Messrs. Godfrey and Wender disclaim beneficial ownership of any shares of common stock held by SPC Intermex, LP. The address for Messrs. Godfrey and Wender is c/o Stella Point Capital LLC, 444 Madison Ave., 25th Floor, New York, New York 10022.

(11)	Mr. Purcell currently serves on the Board of Directors of the Company. Includes 30,354 shares owned directly and 6,473 shares deliverable within 30 days after vesting of restricted stock units on June 30, 2022.

(12)	Ms. Maydón currently serves on the Board of Directors of the Company. Includes 5,147 shares owned directly and 6,473 shares deliverable within 30 days after vesting of restricted stock units on June 30, 2022.

(13)	Includes (i) 18,825 shares held by Mr. Rincon, (ii) 495,804 shares held by Latin American Investment Holdings, Inc., (iii) 180,431 shares held by Rincon Capital Partners, LLC, and (iv) 6,473 shares of which are deliverable to Mr. Rincon within 30 days after vesting of restricted stock units on June 30, 2022. Mr. Rincon owns 100% of Latin American Investment Holdings, Inc. (“LAIH”) and jointly owns Rincon Capital Partners, LLC (“Rincon LLC”). Mr. Rincon owns 100% of LAIH and jointly owns Rincon LLC and is its managing member.

(14)	Based solely on the information contained in the Schedule 13G, as amended, jointly filed with the SEC on February 4, 2022 by Wellington Management Group LLP (“WMG”), Wellington Group Holdings LLP (“WGH”), Wellington Investment Advisors Holdings LLP (“WIAH”) and Wellington Management Company LLP (“WMC” and collectively with WMG, WGH and WIAH, the “Wellington Group”), each of WMG, WGH and WIAH is the beneficial owner of 3,506,275 shares with shared voting power over 3,437,625 and shared dispositive power over 3,506,275 shares, and WMC is the beneficial owner of 3,452,464 shares with shared voting power over 3,383,814 and shared dispositive power over 3,452,464 shares. The shares were acquired by the following subsidiaries of WMG, as the parent holding company of certain holding companies and investment advisors: WGH, WIAH, Wellington Management Global Holdings, Ltd., WMC, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd, and Wellington Management Australia Pty Ltd. The address for the Wellington Group is c/o Wellington Management Company LLP 280 Congress Street, Boston, MA 02210.

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PROPOSAL TWO / RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(15)	Includes 3,192,076 shares held by SPC Intermex, LP. The ownership information set forth herein is based in its entirety on the information contained in the Schedule 13D, as amended, filed with the SEC on November 5, 2020 by SPC Intermex, LP, SPC Intermex GP, LLC and Stella Point, along with certain other filing parties. Based on the Schedule 13D, as amended, SPC Intermex, LP is the beneficial owner of an aggregate of 3,192,076 shares with shared voting power over 3,192,076 shares and shared dispositive power over 3,192,076 shares. The general partner of SPC Intermex, LP is SPC Intermex GP, LLC and Stella Point is the sole manager of SPC Intermex GP, LLC. Messrs. Godfrey and Wender are the Managing Partners of and jointly control Stella Point. SPC Intermex GP, LLC, Stella Point, and Messrs. Godfrey and Wender may be deemed to share beneficial ownership of the shares held of record by SPC Intermex, LP, but disclaim beneficial ownership of such shares. See “Risk Factors - SPC Intermex LP (“SPC Intermex”), an affiliate of Stella Point Capital (“Stella Point”) has controlled a significant percentage of our common stock, and has had the ability to influence our major corporate decisions. Although SPC Intermex owns significantly fewer shares of our common stock after the Company’s secondary offering in 2020, it remains a significant stockholder the interests of which may conflict with the interests of other holders of our common stock.” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The address for SPC Intermex, LP is c/o Stella Point Capital LLC, 444 Madison Ave., 25th Floor, New York, New York 10022.

(16)	Based solely on the information contained in the Schedule 13G filed with the SEC on February 3, 2022 by BlackRock, Inc. (“BlackRock”), BlackRock is the beneficial owner of 2,550,399 shares with sole voting power over 2,437,594 shares and sole dispositive power over 2,550,399 shares. The shares were acquired by the following subsidiaries of BlackRock: Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Fund Managers Ltd, BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

(17)	Based solely on the information contained in the Schedule 13G filed with the SEC on February 4, 2022 by Wellington Trust Company, NA (“WTC”), WTC is the beneficial owner of 2,187,632 shares with shared voting and shared dispositive power over all such shares. The address for the Wellington Trust Company, NA is c/o Wellington Management Company LLP 280 Congress Street, Boston, MA 02210.

(18)	Based solely on the information contained in the Schedule 13G filed with the SEC on February 10, 2022 by The Vanguard Group (“Vanguard”), Vanguard may be deemed to be the beneficial owner of 2,119,575 shares with shared voting power over 60,744 shares, sole dispositive power over 2,033,670 shares and shared dispositive power over 85,905 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(19)	Based solely on the information contained in the Schedule 13G filed, as amended, with the SEC on February 14, 2022 by Conifer Management, L.L.C. (“Conifer”), Conifer may be deemed to be the beneficial owner of 2,000,000 shares with sole voting and sole dispositive power over all of such shares. The address for Conifer is 9 West 57th Street, Suite 5000, New York, New York 10019-2701.

2022 Proxy Statement	41

PROXY STATEMENT

PROPOSAL TWO / RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Specific due dates for these reports have been established, and the Company is required to report any failure to comply therewith during the fiscal year ended December 31, 2020. To our knowledge, based solely on a review of the reports filed electronically with the SEC during the registrant’s most recent fiscal year and, where applicable, written representations that no other reports were required, all Section 16(a) filing requirements were complied with in a timely manner during the fiscal year ended December 31, 2021, except that: former Chief Administrative & Compliance Officer, Jose Perez-Villarreal filed one late Form 4 with respect to one transaction and Robert Lisy filed one late Form 4 with respect to six transactions.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the integrity of Intermex’s consolidated financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements, and the qualifications, independence and performance of our independent registered public accounting firm.

The management of Intermex is responsible for establishing and maintaining internal controls and for preparing Intermex’s consolidated financial statements. The independent registered public accounting firm is responsible for auditing the consolidated financial statements. It is the responsibility of the Audit Committee to oversee these activities.

The Audit Committee has:

●	Reviewed and discussed the audited consolidated financial statements with Intermex management and with BDO USA, LLP, Intermex’s independent registered public accounting firm;

●	Discussed with BDO USA, LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and

●	Received the written disclosures and the letter from BDO USA, LLP pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA, LLP’s communications with the Audit Committee concerning independence and has discussed with BDO USA, LLP their independence.

Based upon these discussions and review, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Intermex’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Michael Purcell

Bernardo Fernandez

John Rincon

OTHER MATTERS

Intermex knows of no other matters to be submitted at the 2022 Annual Meeting. If any other matters properly come before the 2022 Annual Meeting, it is the intention of the persons named in the proxy card as proxies to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy.

42	2022 Proxy Statement

PROPOSAL TWO / RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

It is important that your shares be represented at the 2022 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by executing and returning, at your earliest convenience, the requested proxy card in the envelope that will have been provided or vote your proxy by Internet or through the telephone, pursuant to the instructions provided on your proxy card or voting instruction form, as applicable.

YOUR VOTE IS VERY IMPORTANT. THE BOARD OF DIRECTORS ENCOURAGES YOU TO SUBMIT YOUR VOTE AS SOON AS POSSIBLE.

THE BOARD OF DIRECTORS

Miami, Florida

May 13, 2022

2022 Proxy Statement	43

SCAN TO VIEW MATERIALS & VOTE

INTERNATIONAL MONEY EXPRESS, INC.
9480 SOUTH DIXIE HIGHWAY
MIAMI, FL 33156

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D85500-P74488

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTERNATIONAL MONEY EXPRESS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

	For All	Withhold All	For All Except
1. Election of three Class I directors to the board of directors of International Money Express, Inc. to serve for a term of three years or until their respective successors are duly elected and qualified.	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Bernardo Fernández
02) Laura Maydón
03) Justin Wender

	For	Against	Abstain
2. Ratification of BDO USA, LLP as International Money Express, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2022.	▢	▢	▢

NOTE: In the proxies' discretion, in accordance with the recommendation of the Company's board of directors, the proxies are authorized to vote on any other matter that may properly be presented at the 2022 Annual Meeting of Stockholders or any adjournments, continuation or postponement thereof.

	Yes	No
Please check here if you plan on attending or participating in the 2022 Annual Meeting of Stockholders.	▢	▢

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D85501-P74488

INTERNATIONAL MONEY EXPRESS, INC.
Annual Meeting of Stockholders
June 24, 2022 11:00 a.m., Eastern Time
This proxy is solicited by the Board of Directors

The undersigned appoints Robert Lisy and Andras Bende and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and vote, as designated on the reverse side hereof, all of the shares of common stock of International Money Express, Inc. held of record by the undersigned at the close of business on May 4, 2022 at the 2022 Annual Meeting of Stockholders of International Money Express, Inc. to be held in person at Miami Marriott Dadeland, 9090 S. Dadeland Blvd., Miami, FL 33156, or via remote communication as more fully described below, on June 24, 2022, or at any adjournment, continuation or postponement thereof.

THIS PROXY WHEN PROPERLY INDICATED WILL BE VOTED AS INDICATED. IF NO INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE CLASS I NOMINEES TO THE BOARD OF DIRECTORS AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN OR ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE 2022 ANNUAL MEETING.

Continued and to be signed on reverse side